Exhibit 10.1
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                             MTM TECHNOLOGIES, INC.

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (this "Agreement") is made on the 7th day of December, 2004, by and among MTM Technologies, Inc., a New York corporation (the "Company"), and the purchasers listed on Schedule I hereto, each of which is herein referred to as an "Initial Purchaser" and the purchasers listed on
Schedule II hereto, each of which is herein referred to as an "Additional Purchaser", and collectively, as the "Purchasers".

                              W I T N E S S E T H:

          WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Additional Purchasers on the Initial Closing Date (i) convertible secured subordinated promissory notes in the aggregate principal amount of up to $10,000,000 maturing on the Maturity Date (each, a "Series A-4 First Tranche Note" and, collectively, the "Series A-4 First Tranche Notes") which, subject to Shareholder Approval, are convertible in accordance with their terms into shares of Series A-4 Preferred Stock and (ii) detachable warrants, subject to Shareholder Approval, to purchase up to 615,386 shares (as such amount may be adjusted in accordance with the terms thereof) of Common Stock (each, a "Warrant" and, collectively, the "Warrants"), and the Additional Purchasers shall purchase the Series A-4 First Tranche Notes and the Warrants from the Company on the terms and conditions set forth herein;

          WHEREAS, subject to the terms and conditions set forth herein, the Company desires to grant to the Additional Purchasers an option to purchase on any Subsequent Closing Date (i) convertible secured subordinated promissory notes in the aggregate principal amount of up to $15,000,000 maturing on the Maturity Date (each, a "Series A-4 Second Tranche Note" and, collectively, the "Series A-4 Second Tranche Notes" and, together with the Series A-4 First Tranche Notes, the "Series A-4 Notes") which are convertible in accordance with their terms into shares of Series A-4 Convertible Preferred Stock, $0.001 par value per share (the "Series A-4 Preferred Stock") and (ii) detachable warrants to purchase up to 923,077 shares (as such amount may be adjusted in accordance with the terms thereof) of Common Stock (each, an "Additional Warrant" and, collectively, the "Additional Warrants" and together with the Warrants, the "Series A-4 Warrants"), and such Additional Purchaser shall purchase such Series A-4 Second Tranche Notes and such Additional Warrants from the Company on the terms and conditions set forth herein;

          WHEREAS, subject to the terms and conditions set forth herein, the Company desires to grant to the Additional Purchasers an option to purchase on any Subsequent Closing Date convertible secured subordinated promissory notes in the aggregate principal amount of up to $22,500,000 maturing on the Maturity Date (each, a "Series A-5 Note" and, collectively, the "Series A-5 Notes" and together with the Series A-4 Notes, the "Notes") which are convertible in accordance with their terms into shares of Series A-5 Convertible Preferred Stock, $0.001 par value per share (the "Series A-5 Preferred Stock" and, together with the Series A-4 Preferred Stock, the "New Series A Preferred Stock") and such Additional Purchaser shall purchase such Series A-5 Notes from the Company on the terms and conditions set forth herein;


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          WHEREAS, pursuant to that certain Shareholders' Agreement, dated May
21, 2004, between the Company, Pequot and certain principal shareholders of the Company (the "Shareholders' Agreement"), the parties thereto agreed to the imposition of certain restrictions and obligations on such parties including, among other things, certain transfer restrictions of the Company's capital stock owned by such parties, certain co-sale and right of first refusal rights and the agreement between such parties to vote their shares of the Company's capital stock to elect certain individuals to the board of directors of the Company (the "Board of Directors");

          WHEREAS, subject to the terms and conditions set forth herein, it is a condition precedent to the Additional Purchasers' obligations hereunder, that, on or before the Initial Closing Date, the Shareholders' Agreement will be amended and restated in substantially the form attached hereto as Exhibit M (the "Amended Shareholders Agreement") to grant such similar rights to the Additional Purchasers, including, among other things, the right for such Additional Purchasers to nominate certain individuals for the Board of Directors;

          WHEREAS, subject to the terms and conditions set forth herein, the Company desires to grant certain registration rights to the Additional Purchasers with respect to (i) the shares of Common Stock issuable from time to time upon conversion of the New Series A Preferred Stock purchased by the Additional Purchasers and the exercise of the Series A-4 Warrants and any other warrant to purchase Common Stock of the Company previously granted to the Additional Purchasers and (ii) all other shares of Common Stock owned from time to time by the Purchasers and, on or prior to the Initial Closing Date, the Company will cause that certain Registration Rights Agreement, dated May 21, 2004, between the Company, Pequot and certain individuals named therein, to be amended and restated in substantially the form attached hereto as Exhibit N (the "Amended Registration Rights Agreement"), to grant the Purchasers such registration rights;

          WHEREAS, the Independent Committee of the Board of Directors has approved the execution and delivery of this Agreement and the transactions contemplated hereby;

          WHEREAS, if the shareholders of the Company approve the Restated Certificate of Incorporation attached hereto as Exhibit B (the "Restated Certificate"), the authorization and issuance of (or the conversion of the Notes into) the New Series A Preferred Stock, the exercise of the Series A-4 Warrants and the issuance of any Common Stock issuable upon conversion or exercise of the foregoing (the "Shareholder Approval") prior to the date of issuance of any Series A-4 Second Tranche Notes and/or Series A-5 Notes, such Series A-4 Second Tranche Notes and/or Series A-5 Notes will not be issued and the Company instead will issue and sell to the Additional Purchasers (i) instead of the Series A-4 Second Tranche Note, (x) the aggregate number of shares of Series A-4 Preferred Stock determined by dividing the principal amount of the Series A-4 Second Tranche Notes (plus, at the option of each Additional Purchaser, any accrued but unpaid interest thereon) by $3.25 (subject to proportional adjustments for stock splits, dividends and similar adjustments made with respect to the Series A-4 Preferred Stock on or after the date hereof and prior to the date of issuance of such Series A-4 Preferred Stock) (the "Original Issue Price") (together with the Series A-4 Preferred Stock to be issued to the Additional Purchasers upon conversion of the Series A-4 First Tranche Notes, the "Series A-4 Purchased Shares") and (y) the Additional Warrants and/or (ii) instead of the Series A-5 Notes, the aggregate number of shares of Series A-5 Preferred Stock determined


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by dividing the principal amount of the Series A-5 Notes (plus, at the option of each Additional Purchaser, any accrued but unpaid interest thereon) by the Original Issue Price (the "Series A-5 Purchased Shares" and, together with the Series A-4 Purchased Shares, the "Purchased Shares"), all on the terms and conditions set forth below;

          WHEREAS, on or prior to the execution of this Agreement, the shareholders of the Company holding in the aggregate (i) a majority of the outstanding shares of (x) Series A-1 preferred stock, par value $0.001 per share, of the Company (the "Series A-1 Preferred Stock"), (y) Series A-2 preferred stock, par value $0.001 per share, of the Company (the "Series A -2 Preferred Stock"), and (z) Series A-3 preferred stock, par value $0.001 per share, of the Company (the "Series A-3 Preferred Stock") and, together with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the "Old Series A Preferred Stock"), each voting on an as converted basis, and (z) Common Stock, voting together as a single class and (ii) a majority of the outstanding shares of Old Series A Preferred Stock voting as a single class, shall be bound to vote in favor of the Restated Certificate, the authorization and issuance of (or the conversion of the Notes into) the New Series A Preferred Stock, the exercise of the Series A-4 Warrants and the issuance of any Common Stock issuable upon conversion or exercise of the foregoing, pursuant to a voting agreement in substantially the form attached hereto as Exhibit C (the "Voting Agreement");

          NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of the Notes, Purchased Shares, Warrants and the Additional Warrants.

          1.1 Authorization of Issuance of the Notes, Purchased Shares, Warrants and the Additional Warrants.

          (a) Subject to the terms and conditions of this Agreement, on or prior to the Initial Closing Date, the Company shall have authorized the issuance and sale to the Additional Purchasers of (i) the Series A-4 First Tranche Notes substantially in the form attached hereto as Exhibit D-1, and (ii) the Warrants, substantially in the form attached hereto as Exhibit E-1.

          (b) Subject to the terms and conditions of this Agreement, on or prior to any Subsequent Closing Date, the Company shall have authorized the issuance and sale to the Additional Purchasers of:

               (i) If the Shareholder Approval has not been obtained, (x) (A) the Series A-4 Second Tranche Notes to be issued at such Subsequent Closing substantially in the form attached hereto as Exhibit D-2, and (B) the Additional Warrants, substantially in the form attached hereto as Exhibit E-2, or (y) the Series A-5 Notes to be issued at such Subsequent Closing or substantially in the form attached hereto as Exhibit D-3; or

               (ii) If the Shareholder Approval has been obtained, (x) (A) the additional Series A-4 Purchased Shares to be issued at such Subsequent Closing,


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and (B) the Additional Warrants, or (y) the Series A-5 Purchased Shares in each case to be issued and sold on such Subsequent Closing Date.

          1.2 Purchase and Sale of Series A-4 First Tranche Notes and Warrants. Subject to the terms and conditions of this Agreement, each Additional Purchaser, severally and not jointly, agrees to purchase at the Initial Closing, and the Company agrees to issue and sell to each such Additional Purchaser at the Initial Closing (i) a Series A-4 First Tranche Note, dated as of the Initial Closing Date in the original principal amount equal to the dollar amount set forth opposite such Additional Purchaser's name under the heading "Series A-4 First Tranche Note Purchase Price" on Schedule III hereto and (ii) Warrants for the number of shares of Common Stock equal to 20% of the number of shares of Common Stock issued or issuable on conversion of Series A-4 Preferred Stock issued or issuable on conversion of the principal amount of such Additional Purchaser's Series A-4 First Tranche Notes purchased on the Initial Closing Date and as set forth opposite such Additional Purchaser's name under the heading "Number of Warrant Shares" on Schedule III hereto, in exchange for the amount set forth opposite such Additional Purchaser's name under the heading "Series A-4 First Tranche Note Purchase Price" on Schedule III hereto. The aggregate purchase price for the Series A-4 First Tranche Notes shall not exceed $10,000,000.

          1.3 Purchase and Sale of Series A-4 Second Tranche Notes or Additional Series A-4 Purchased Shares and Additional Warrants.

          (a) At any time and from time to time, but in no event later than nine
(9) months after the Initial Closing Date, each Additional Purchaser may, in its sole discretion, purchase (the "Series A-4 Purchaser Option") and require the Company to sell and issue at one or more subsequent closings (each, a "Series A-4 Subsequent Closing" and collectively, the "Series A-4 Subsequent Closings"),
(i) (A) if the Shareholder Approval has not been obtained, Series A-4 Second Tranche Notes in an aggregate amount of not less than $2,500,000 or, (B) if the Shareholder Approval has been obtained, additional Series A-4 Purchased Shares (issued and sold at the Original Issue Price) in an aggregate amount of not less than $2,500,000, and (ii) in each case with Additional Warrants for the number of shares of Common Stock equal to 20% of the number of shares of Common Stock issued or issuable on conversion of Series A-4 Preferred Stock issued or issuable on conversion of the principal amount of such Additional Purchaser's Series A-4 Second Tranche Notes purchased on such Subsequent Closing Date and as set forth in the Series A-4 Notice of Exercise. At least 15 days prior to each such Series A-4 Subsequent Closing, such Additional Purchaser shall give to the Company a written notice (the "Series A-4 Notice of Exercise") which sets forth the aggregate amount Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants that such Additional Purchaser desires to purchase on such Series A-4 Subsequent Closing Date. At such Series A-4 Subsequent Closing, subject to the terms hereof, the Company shall sell and issue and such Additional Purchasers shall purchase the Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants specified in such Series A-4 Notice of Exercise. The aggregate purchase price of Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants issued at all of the Series A-4 Subsequent Closings shall not exceed $15,000,000; provided, that Pequot may purchase an aggregate amount of $10,000,000 of such Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants at such Series A-4 Subsequent Closings and Constellation may purchase an aggregate amount of $5,000,000 of such Series


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A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and
Additional Warrants at such Series A-4 Subsequent Closings. Notwithstanding the foregoing and to the greatest extent permissible by applicable securities law, the Additional Purchasers who are parties to this Agreement as of the Initial Closing Date may reallocate their respective purchase price percentages with respect to the amounts of Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants at any such Series A-4 Subsequent Closing may be agreed upon by such Additional Purchasers; provided, that, prior to the applicable Subsequent Closing Date, such Additional Purchasers have provided the Company with timely notice of such reallocation.

          (b) Notwithstanding anything contained in Section 1.3(a) to the contrary, on or prior to the first anniversary of the Initial Closing Date the Company may provide a written notice (the "Company Notice") to the Additional Purchasers requesting that the Additional Purchasers purchase their respective percentage amounts of (i)(A) if the Shareholder Approval has not been obtained, Series A-4 Second Tranche Notes in an aggregate amount of not less than $2,500,000 or (B) if the Shareholder Approval has been obtained, additional Series A-4 Purchased Shares (issued and sold at the Original Issue Price) in an aggregate amount of not less than $2,500,000 and (ii) in each case with the Additional Warrants that such Additional Purchaser is entitled to purchase in accordance with Section 1.3(a). Upon receipt of the Company Notice, the Additional Purchasers shall have 15 days to provide notice to the Company of the amount of Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants, if any, such Additional Purchaser desires to purchase (the "Series A-4 Purchaser Notice"). If the Company (i) does not receive such Series A-4 Purchaser Notice from a Additional Purchaser or (ii) if a Additional Purchaser desires to purchase less than the amount of such Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants that such Additional Purchaser is entitled to purchase pursuant to Section 1.3(a) (such Additional Purchaser, in any such instance as set forth in clauses (i) and (ii), a "Rejecting Purchaser") then:

               (i) to the extent that any other Person purchases such Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants that were originally allocated to the Rejecting Purchaser, the Rejecting Purchaser shall forfeit its right to purchase any additional Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants and the aggregate amount of Series A-5 Notes and/or Series A-5 Purchased Shares that such Rejecting Purchaser may purchase pursuant to this Agreement shall be increased by an amount equal to one half of the amount of Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants purchased by such other Persons; or

               (ii) to the extent that such Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants that such Rejecting Purchaser was entitled to purchase are not purchased by any other Person, such Rejecting Purchaser shall retain its Series A-4 Purchaser Option with respect to the amount of such Series A-4 Second Tranche Notes or additional Series A-4 Purchased Shares and Additional Warrants that was not purchased by such other Persons.

          1.4 Purchase and Sale of Series A-5 Notes and Series A-5 Purchased Shares.


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          (a) At any time and from time to time, but in no event later than twelve (12) months after the Initial Closing Date, each Additional Purchaser, may, in its sole discretion, purchase (the "Series A-5 Purchaser Option") and require the Company to sell and issue at one or more subsequent closings (each a "Series A-5 Subsequent Closing" and collectively, the "Series A-5 Subsequent Closings"), (i) (A) if the Shareholder Approval has not been obtained, Series A-5 Notes in an aggregate amount of not less than $2,500,000 or, (B) if the Shareholder Approval has been obtained, Series A-5 Purchased Shares (issued and sold at the Original Issue Price) in an aggregate amount of not less than $2,500,000, as set forth in the Series A-5 Notice of Exercise. At least 15 days prior to each such Series A-5 Subsequent Closing, such Additional Purchaser shall give to the Company a written notice (the "Series A-5 Notice of Exercise") which sets forth the aggregate amount Series A-5 Notes or Series A-5 Purchased Shares that such Additional Purchaser desires to purchase on such Series A-5 Subsequent Closing Date. At such Series A-5 Subsequent Closing, subject to the terms hereof, the Company shall sell and issue and such Additional Purchasers shall purchase the Series A-5 Notes or Series A-5 Purchased Shares specified in such Series A-5 Notice of Exercise. The aggregate purchase price of Series A-5 Notes or Series A-5 Purchased Shares issued at all of the Series A-5 Subsequent Closings shall not exceed $22,500,000; provided, that, subject to the adjustments made in accordance with Section 1.3(b), Pequot may purchase an aggregate amount of $10,000,000, plus any increase in such amount in accordance with Section 1.3(b), of such Series A-5 Notes or Series A-5 Purchased Shares at such Series A-5 Subsequent Closings and Constellation may purchase an aggregate amount of $5,000,000, plus any increase in such amount in accordance with
Section 1.3(b), of such Series A-5 Notes or Series A-5 Purchased Shares at such Series A-5 Subsequent Closings. Notwithstanding the foregoing and to the greatest extent permissible by applicable securities law, the Additional Purchasers who are parties to this Agreement as of the Initial Closing Date may reallocate their respective purchase price percentages with respect to the amounts of Series A-5 Notes or Series A-5 Purchased Shares at any such Series A-5 Subsequent Closing may be agreed upon by such Additional Purchasers; provided, that, prior to the applicable Subsequent Closing Date, such Additional Purchasers have provided the Company with timely notice of such reallocation.

          1.5 Certain Rights of the Additional Purchasers. Notwithstanding anything contained in this Agreement to the contrary, if, prior to the expiration of the applicable Purchaser Option, either Additional Purchaser provides written notice to the other Additional Purchaser that such Additional Purchaser does not intend on purchasing any additional (x) Series A-4 Second Tranche Notes or additional Series A-4 Purchased Warrants and Additional Warrants or (y) Series A-5 Notes or Series A-5 Purchased Shares, then the other Additional Purchaser may purchase the Purchased Securities set forth in such notice on the terms and conditions set forth in this Agreement prior to the expiration of such applicable Purchaser Option.

          1.6 Use of Proceeds. The Company agrees to use the net proceeds from the sale and issuance of the Series A-3 Purchased Shares, Notes, Purchased Shares and the Series A-4 Warrants (together, the "Purchased Securities") pursuant to this Agreement for working capital, acquisition of assets or equity interests in other entities and other general corporate purposes.

          1.7 Initial Closing. The purchase and sale of the Series A-4 First Tranche Notes and the Warrants shall take place at the offices of Thelen Reid &


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Priest LLP, 875 Third Avenue, New York, New York 10022, promptly upon the satisfaction or waiver of the closing conditions set forth in Section 5.1, 5.2 and 5.4 hereto, but not later than December 10, 2004, or on such other date and at such other time as the Company and Additional Purchasers hereto mutually agree upon in writing (which time and place are designated as the "Initial Closing"). The date of the Initial Closing is referred to herein as the "Initial Closing Date." At the Initial Closing, the Company shall deliver to each Additional Purchaser (i) Series A-4 First Tranche Notes, in an original principal amount equal to the dollar amount set forth opposite such Additional Purchaser's name under the heading "Series A-4 First Tranche Note Purchase Price" on Schedule III hereto and (ii) Warrants entitling such Additional Purchaser to purchase the number of shares of Common Stock set forth opposite such Additional Purchaser's name under the heading "Number of Warrant Shares" on
Schedule III hereto, all against payment in the amounts set forth opposite such Additional Purchaser's name under the heading "Series A-4 First Tranche Note Purchase Price" on Schedule III hereto, by wire transfer of immediately available funds to such account as the Company designates. The Initial Closing shall not occur, and the Company shall have no obligation to make such deliveries, unless the Additional Purchasers purchase and pay for the aggregate number of Series A-4 First Tranche Notes and the Warrants set forth on Schedule III hereto. The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Series A-3 Purchased Shares, Series A-4 First Tranche Notes and the Warrants.

          1.8 Subsequent Closings.

          Upon the exercise of the Series A-4 Purchaser Option or Series A-5 Purchaser Option and subject to Section 1.3(b) and the Restated Certificate and the satisfaction or waiver of the closing conditions set forth in Sections 6.1,
6.3 and 6.4, Series A-4 Subsequent Closings and Series A-5 Subsequent Closings shall take place at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022, on a date specified by the Company in writing that is not less than 15 days following the later of (a) satisfaction of the conditions set forth in Section 5.1 and Section 5.3 of this Agreement and (b) (i) the date on which written notice with respect to the election of the applicable Purchaser Option has been given to the Company or (ii) with respect to the Series A-4 Second Tranche Notes or additional Series A-4 Preferred Stock as provided in
Section 1.3(b), the date that is no earlier than 15 days following the date on which the Additional Purchasers have received the Company Notice, or on such other date and at such other time as the Company and Additional Purchasers hereto mutually agree upon in writing (each such date and time of such Series A-4 Subsequent Closing and such Series A-5 Subsequent Closing are designated as a "Subsequent Closing", as applicable). The date of each applicable Subsequent Closing is referred to herein as a "Subsequent Closing Date." At each Subsequent Closing, the Company shall deliver to each Additional Purchaser (i) if the Shareholder Approval has not been obtained, a Series A -4 Second Tranche Note or Series A-5 Note, as the case may be, dated as of such Subsequent Closing Date, in an original principal amount equal to the dollar amount set forth in the Notice of Exercise with respect to such Additional Purchaser or (ii) if the Shareholder Approval has been obtained, the number of shares of Series A-4 Preferred Stock or Series A-5 Preferred Stock, as the case may be, determined by dividing the principal amount set forth in the Notice of Exercise with respect to such Additional Purchaser by the Original Issue Price and (iii) whether or not Shareholder Approval has been obtained, at any Series A-4 Subsequent Closing Date, Additional Warrants for the number of shares of Common Stock equal to 20% of the number of shares of Common Stock issued or issuable on conversion of


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Series A-4 Preferred Stock issued or issuable on conversion of such Additional
Purchaser's Series A-4 Second Tranche Notes purchased on such Subsequent Closing Date.

     2. Term of the Notes; Security for the Notes; Subordination; Collateral Agent.

          2.1 General. The Notes shall be issued in the aggregate principal amount of up to $47,500,000 and shall bear interest, be subject to conversion into shares of Series A-4 Preferred Stock or Series A-5 Preferred Stock and otherwise be in the forms attached hereto as Exhibits D-1, D-2 and D-3. The full payment of the principal and accrued interest on any Note shall be made on the Maturity Date. For purposes of this Agreement, "Maturity Date", with respect to any Note, shall mean the date not less than the later of (x) 150 days following the Initial Closing Date or (y) if the SEC reviews the Company's filings seeking Shareholder Approval, 180 days following the Initial Closing Date, on which 66-2/3% of the holders of the Notes make written demand to the Borrower for payment of the Notes.

          2.2 Security. The Notes shall be equally and ratably secured by all of the assets of the Company and the Subsidiaries pursuant to (i) a security agreement to be entered into on or prior to the Initial Closing Date by the Company, the Additional Purchasers and the Collateral Agent, substantially in the form attached hereto as Exhibit F (the "Security Agreement"), (ii) a security agreement to be entered into on or prior to the Initial Closing Date by each Subsidiary, the Additional Purchasers and the Collateral Agent, substantially in the form attached hereto as Exhibit G (the "Subsidiary Security Agreement"), (iii) and all other security agreements executed and delivered after the Initial Closing Date by any Person which becomes a Subsidiary after the Initial Closing Date, pursuant to which, in the cases of clauses (i), (ii) and (iii), the Company and each Subsidiary grants to the Collateral Agent and Additional Purchasers a first priority security interest, to the extent therein provided, subject to the Liens existing on the date of such security agreements, in all of the assets of the Company and such Subsidiary and (iv) a pledge agreement to be entered into on or prior to the Initial Closing Date by each Subsidiary and the Additional Purchasers, substantially in the form attached hereto as Exhibit H (the "Pledge Agreement"). The Company represents that the schedules attached to the Security Agreement and the Subsidiary Security Agreement shall be complete and true in all material respects on or prior to the Initial Closing Date.

          2.3 Subordination. The right of repayment of principal of and interest on the Notes and the security interest of the Additional Purchasers in the assets of the Company shall be subordinated only to (a) the rights and security interest of Textron Financial Corporation ("Textron") under the Amended and Restated Loan and Security Agreement, dated as of May 21, 2004, by and among the Company, Textron and certain of the Company's subsidiaries (including, without limitation, such other subsidiaries of the Company as from time to time become party thereto) (collectively with the Schedule to Amended and Restated Loan and Security Agreement attached thereto, the "Senior Credit Agreement"), in accordance with the Subordination Agreement in substantially the form attached hereto as Exhibit I (the "Subordination Agreement") and (b) the rights of any Senior Lender in connection with any Senior Credit Facility pursuant to an subordination agreement containing terms no less favorable, as a whole, to the Additional Purchasers than the terms of the Subordination Agreement.



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          2.4 Subsidiary Security Arrangements. The payment of the principal of and interest on the Notes by the Company shall be guaranteed by each Subsidiary (each a "Subsidiary Guarantor" and together, the "Subsidiary Guarantors") listed in Section 3.1 of the Disclosure Schedule attached hereto (the "Disclosure Schedule") in accordance with the a subsidiary guarantee to be entered into on or prior to the Initial Closing Date by each Subsidiary and the Additional Purchasers, substantially in the form attached hereto as Exhibit J (the "Subsidiary Guarantee") and secured by the collateral pursuant to the Security Agreement, Pledge Agreement and the Subsidiary Security Agreement.

          2.5 Collateral Agent. Pequot Private Equity Fund III, L.P. (or, in its discretion, its investment advisor) shall act as collateral agent under the Loan Documents (the "Collateral Agent") in accordance with the terms and subject to the conditions to the obligations of the collateral agent as provided in this Agreement and in the Security Agreement.

     3. Representations and Warranties of the Company.

          The Company hereby represents and warrants to each Additional Purchaser the following, except as set forth on the Disclosure Schedule, specifically identifying or cross-referencing the relevant Sections hereof, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder:

          3.1 Organization and Qualification. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization as set forth in Section 3.1 of the Disclosure Schedule and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where such failure to qualify would not have a Material Adverse Effect.

          3.2 Certificate of Incorporation and Bylaws. The Company has delivered to the Additional Purchasers true, correct, and complete copies of the Company's certificate of incorporation as in effect on the date hereof (the "Existing Certificate") and the Company's bylaws as in effect on the date hereof (the "Bylaws").

          3.3 Corporate Power and Authority. Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party. The Company has all requisite corporate power and authority to issue and sell the Series A-4 First Tranche Notes and Warrants to the Additional Purchasers hereunder. The Company and each Subsidiary Guarantor has all requisite corporate power and authority to carry out and perform its obligations under the terms of the Transaction Documents. The Company has all requisite corporate power and authority to sell and issue the Notes and the Series A-4 Warrants. At the time of conversion of the Notes, the Company will have all requisite corporate power and authority to issue the Series A-4 Preferred Stock and Series A-5 Preferred Stock issued or issuable on conversion of the Notes and the Common Stock issuable upon conversion of such Series A-4 Preferred Stock or Series A-5

Preferred Stock and the exercise of the Warrants and the Additional Warrants (such Series A-4 Preferred Stock, Series A-5 Preferred Stock and Common Stock are, together, the "Conversion Shares"). The Conversion Shares have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

          3.4 Capitalization.

          Immediately prior to the date hereof, the authorized capital stock of the Company consists of 100,000,000, of which (i) 80,000,000 are designated as Common Stock; and (ii) 20,000,000 shares are designated as Series A Preferred Stock, 4,200,000 of which are designated Series A-1 Preferred Stock of which 3,255,814 are issued and outstanding, 2,600,000 of which are designated Series A-2 Preferred Stock of which 2,000,000 are issued and outstanding and 7,200,000 of which are designated Series A-3 Preferred Stock of which 3,846,154 are issued and outstanding. Shares of the authorized Common Stock have been reserved as follows: (i) 250,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1993 Stock Option Plan of the Company, (ii) 350,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1996 Stock Option Plan of the Company, (iii) 250,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1998 Stock Option Plan of the Company, (iv) 350,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2000 Long-Term Performance Plan of the Company, (v) 250,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2002 Long-Term Performance Plan of the Company, (vi) 3,000,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2004 Equity Incentive Plan of the Company (the stock options described in clauses (i) through (vi), collectively, the "Options"), (vii) 4,200,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-1 Preferred Stock, (viii) 2,600,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-2 Preferred Stock,
(ix) 7,200,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-3 Preferred Stock, (x) 500,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-1 Warrants, (xi) 400,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-2 Warrants, (xii) 1,107,692 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-3 Warrants,
(xiii) 408,631 shares of Series A-1 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-1 Preferred Stock, (xiv) 251,017 shares of Series A-2 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-2 Preferred Stock, (xv) 695,123 shares of Series A-3 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-3 Preferred Stock, (xvi) 191,598 shares of authorized Common Stock have been reserved for issuance in connection with the Company's acquisition of DataVox Technologies, Inc. and the Company's obligation under certain Promissory Notes issued to the founders of DataVox Technologies, Inc.,
(xvii) 111,628 shares of the authorized Common Stock have been reserved for issuance in connection with the Company's obligation under the "earnout" provisions of the Asset Purchase Agreement, dated as of September 17, 2004, by and between the Company and Network Catalyst, Inc., (xviii) 930,233 shares of the authorized Common Stock have been reserved for issuance in connection with the closing of the Company's proposed acquisition of the assets and business operations of Vector ESP, Inc. and Vector ESP Management, Inc. and (xix) 1,090,909 shares of the authorized Common Stock have been reserved for issuance in connection with the Company's obligation under the "earnout" provisions of the Asset Purchase Agreement, dated as of December 1, 2004, by and among the Company, Vector ESP, Inc., Vector ESP Management, Inc. and Vector Global Services, Inc. The rights, privileges and preferences of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock are as stated in the Restated Certificate. As of the date hereof, all issued and outstanding shares of the Company's capital stock are duly authorized and validly issued, are fully paid and nonassessable and are owned of record, and to the Company's Knowledge, beneficially, by the shareholders and in the amounts set forth in Section 3.4 of the Disclosure Schedule and have been issued in accordance with applicable federal and state securities laws; a pro forma capitalization table reflecting the issued and outstanding Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, the Series A-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock (assuming that the Additional Purchasers purchase all of the Series A-4 Preferred Stock and Series A-5 Preferred Stock that they are entitled to purchase pursuant to this Agreement) and all options and warrants with respect thereto on a fully diluted basis immediately after the Initial Closing Date (assuming no additional issuances of securities between the date hereof and the Initial Closing Date) is attached hereto as Exhibit K. Except as set forth in Section 3.4 of the Disclosure Schedule or as provided in the Restated Certificate, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire from the Company any shares of the capital stock or other securities of the Company. Except for the Voting Agreement and the Shareholders Agreement, the Company has not entered into any agreements with any of its shareholders with respect to the voting of capital shares of the Company and to the Knowledge of the Company none of its shareholders are parties to such agreements. Except as aforesaid and as contemplated in the Transaction Documents, the Company is not a party to any agreement or understanding, and to its Knowledge, no shareholders are a party to such an agreement or understanding, that affects or relates to the voting or giving of written consents with respect to any security, or the voting by a director, of the Company. Except as aforesaid, to the Company's Knowledge, no shareholder has granted options or other rights to any entity (other than the Company) to purchase any shares of Common Stock or other equity securities of the Company from such shareholder. Except as aforesaid or as set forth in
Section 3.4 of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. Except as set forth in Section 3.4 of the Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its shareholders. The Company has no Subsidiaries other than as set forth in Section
3.1 of the Disclosure Schedule. Except as set forth in Section 3.4 of the Disclosure Schedule, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding (including any reduction in the exercise price of any option, warrant or similar security) as the result of any merger, consolidation or sale of stock.

          3.5 Authorization. The execution, delivery and performance by the Company and each Subsidiary of the Transaction Documents to which the Company and any such Subsidiary is a party, the sale, issuance and delivery of the Purchased Securities and the performance of all of the obligations of the Company and the Subsidiaries under each of the Transaction Documents have been authorized by the Board of Directors, and, other than Shareholder Approval and approvals required by the Nasdaq Stock Market ("Nasdaq"), no other corporate action on the part of the Company or any Subsidiary and no other corporate or other approval or authorization is required on the part of the Company, any Subsidiary or any Person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of the Company and each Subsidiary that is a party thereto. Each of the Transaction Documents, when executed and delivered by each of the Company and each Subsidiary that is a party thereto, will constitute a valid and legally binding obligation of the Company and each Subsidiary that is a party thereto, enforceable against the Company and such Subsidiaries that are parties thereto in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

          3.6 Title to Properties and Assets; Leases; Insurance.

          (a) Neither the Company nor any Subsidiary currently owns any real property and has never owned any real property. Each of the Company and each Subsidiary has good and marketable title to or has, or will have, concurrently with the execution hereof, a valid leasehold interest in, or license to use, all of the property or assets used by it or located on its premises and necessary for the conduct of business as presently conducted, free and clear of all Liens, other than those which together do not have a Material Adverse Effect (the "Permitted Liens").

          (b) With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each Subsidiary, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds which would have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been paid and the Company and each Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. The Company and each Subsidiary maintains insurance in such amounts, including (as applicable) self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business similarly situated.

          3.7 Related-Party Transactions. Except as set forth in Section 3.7 of the Disclosure Schedule, no employee, officer, shareholder, director or consultant of the Company or any Subsidiary or member of the immediate family (defined as parents, spouse, siblings or lineal descendants) of any such officer or director is indebted to the Company or any Subsidiary for borrowed money, and neither the Company nor any Subsidiary is indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of them other than for reimbursement of expenses incurred in connection with their service to the Company, and amounts accrued but not yet due to employees and other service providers. To the Company's Knowledge, except as provided for in the Transaction Documents and except as set forth in Section 3.7 of the Disclosure Schedule, (a) no employee, officer, shareholder, director or consultant of the Company or any Subsidiary or any member of the immediate family of any such officer or director is, directly or indirectly, interested in any Material Contract or has any other material business relationship with the Company or any Subsidiary, except stock ownership in and employment by the Company and (b) no officer, director of the Company or any Subsidiary or any member of the immediate family of such officer or director has any material business relationship with any competitor of the Company or any Subsidiary.

          3.8 Permits; Compliance with Applicable Law. Except as set forth on
Section 3.8 of the Disclosure Schedule, the Company and each Subsidiary has all material franchises, permits, licenses, authorizations, approvals, registrations and any similar authority (the "Permits") necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority for the conduct of its business as currently planned by the Company and the Subsidiaries to be conducted. The Permits shall include, without limitation, export control-related licenses and registrations and industrial security clearances (facility and personnel clearances) as appropriate for conduct of the Company's and Subsidiaries' businesses the absence of which would have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation in any material respect of, or default in any material respect under, any such Permits. All such Permits are in full force and effect, and to the Company's Knowledge, no violations in any material respect have been recorded in respect of any such Permits; no proceeding is pending or, to the Company's Knowledge, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of Transaction Documents. The Company and each Subsidiary is in compliance in all respects with all applicable laws, except where the failure to so comply would not have a Material Adverse Effect.

          3.9 Proprietary Rights.

          (a) The Company and the Subsidiaries are the sole owners, free and clear of any Liens, other than Permitted Liens, or have a valid license, without the payment of any royalty (except with respect to off-the-shelf software that is licensed by the Company or a Subsidiary) and otherwise on commercially reasonable terms, to, all material Proprietary Rights. As used herein, the term "Proprietary Rights" means the Company's or the Subsidiaries' patents, trademarks, trade names, service marks, logos, designs, formulations, copyrights, and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, research and development, all Internet domain addresses, Web sites and computer programs, data bases and software documentation and all other intellectual property owned, licensed or otherwise used by the Company and the Subsidiaries (other than off-the-shelf software that is licensed by the Company or a Subsidiary). Set forth in Section 3.9(a) of the Disclosure Schedule is a true and correct list of all patents, trademarks, trade names, service marks, logos, and registered copyrights, as well as a list of all material proprietary software owned or licensed by the Company and the Subsidiaries. Section 3.9(a) of the Disclosure Schedule also indicates which of such items have been patented or registered or are in the process of application for the same. The Company and each Subsidiary have taken all reasonable actions to protect its rights in material Proprietary Rights owned by it. The rights of the Company and each Subsidiary in the material Proprietary Rights are valid and enforceable. Except as disclosed in
Schedule 3.9(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has received any written demand, claim, notice or inquiry from any person or entity in respect of the material Proprietary Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company and the Subsidiaries in the material Proprietary Rights, and the Company has no Knowledge of any basis for any such challenge. To the Company's Knowledge, neither the Company nor any Subsidiary is in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other person or entity. To the Company's Knowledge, except as set forth in Section 3.9(a) of the Disclosure Schedule, no third party is infringing on the rights of the Company and the Subsidiaries in and to the material Proprietary Rights. Except on an arm's-length basis for value and other commercially reasonable terms, neither the Company nor any Subsidiary has granted any license with respect to the material Proprietary Rights to any person or entity.

          (b) Also set forth in Section 3.9(b) of the Disclosure Schedule is a true and complete list of all material software currently licensed or used by the Company and the Subsidiaries in operating and maintaining its business, excluding all off-the-shelf or shrink-wrap licensed software (collectively the "Company Software"). The Company and the Subsidiaries either owns or has valid, royalty free and fully paid licenses for all of the Company Software.

          (c) Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's or any Subsidiaries' businesses, as presently proposed to be conducted. The current and former employees and consultants of the Company described in Section 3.9(c) of the Disclosure Schedule have entered into a valid and binding written agreements with the Company sufficient to vest title in the Company of all Proprietary Rights created by such employee in the scope of his or her employment with the Company. Neither the Company nor any Subsidiary generally requires any of its respective employees, other than employees and consultants in the information technology area, to enter into a proprietary information and inventions agreement. Neither the Company nor any Subsidiary is aware that any of its current or former officers or consultants are in violation thereof, and the Company and each Subsidiary will use its diligent efforts to prevent any such violation. No employee, officer or consultant of the Company or any Subsidiary has excluded works or inventions made prior to his or her employment with the Company or such Subsidiary from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. Neither the Company nor any Subsidiary believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees (or persons it intends to hire) made prior to their employment by the Company or any Subsidiary, except for inventions, trade secrets or proprietary information that have been assigned to the Company or such Subsidiary. If any Proprietary Rights have been conceived, developed or created by any person or entity acting as an independent contractor, the Company and each Subsidiary has irrevocably obtained worldwide, perpetual (except as otherwise provided under any applicable laws) ownership of, and is the exclusive owner of, all such Proprietary Rights by operation of law or by valid assignment.

          (d) The Company and each Subsidiary takes reasonable measures to protect the confidentiality of the Proprietary Rights, including requiring employees and independent contractors having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, no Proprietary Rights have been disclosed or authorized to be disclosed to any person or entity, including any employee, agent or contractor, other than pursuant to a non-disclosure agreement that adequately protects the proprietary interests of the Company and the Subsidiaries in and to such Proprietary Rights. To the Knowledge of the Company, no party to any non-disclosure agreement relating to the Proprietary Rights is in breach thereof.

          (e) Neither the execution nor delivery of this Agreement, the Existing Certificate, the Bylaws or the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

          (f) Section 3.9(f) of the Disclosure Schedule contains a complete and accurate list of all license and other agreements relating to the material Proprietary Rights.

          3.10 Material Contracts. (a) All material agreements of the Company (collectively, the "Material Contracts") are included as exhibits to the Company filings with the SEC. The SEC Reports (as hereinafter defined) include all of the current assets of the Company and all financing arrangements of the Company relating to current assets or current liabilities of the Company.

          (b) Assuming the due execution and delivery by the other parties thereto, each of such Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. Except as set forth in Section 3.10(b) of the Disclosure Schedule or in the SEC Reports, there is no material breach, violation or default by the Company or any of the Subsidiaries (or any other party) under any such Material Contract, and to the Company's Knowledge, (x) no Material Contract has expired or been terminated in accordance with its terms and (y) no event (including, without limitation, the transactions contemplated by this Agreement) has occurred which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by the Company or any Subsidiary (or any other party) under any such Material Contract, or (B) give rise to any Lien (other than a Permitted Lien) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary under any such Material Contract. Except as set forth in Section 3.10(b) of the Disclosure Schedule or in the SEC Reports, neither the Company nor any Subsidiary is and, to the Company's Knowledge, no other party to any of such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company's Knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.

          3.11 Absence of Undisclosed Liabilities. Except as set forth in the SEC reports or arising in the ordinary course since the date of the most recent balance sheet filed with the SEC, the Company does not have any liabilities of any type, whether absolute or contingent to the Company's Knowledge.

          3.12 Absence of Conflicts. The Company is not in violation of or default under any provision of its Existing Certificate or Bylaws. Except as set forth in Section 3.12 of the Disclosure Schedule, the execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

          (a) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets, properties or business of the Company and the Subsidiaries under, any of the terms, conditions or provisions of (i) the Existing Certificate or the Bylaws, or (ii) any Material Contract; or

          (b) violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any Subsidiary or any of their assets, properties or businesses, which violation would have a Material Adverse Effect.

          3.13 Litigation. Except as set forth in Section 3.13 of the Disclosure Schedule, there is no action, claim, litigation, tax or compliance audit, suit or proceeding, regulatory or administrative enforcement action or governmental inquiry or investigation (including, without limitation, a defective pricing investigation or claim or other proceeding in connection with the Company's contracts), pending, or, to the Company's Knowledge, any threat thereof, against the Company or any Subsidiary or any of their officers or directors or the assets of the Company or any Subsidiary. To the Company's Knowledge, there is no reason to believe that any of the foregoing may occur which, in the aggregate, would have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree directed against the Company or any Subsidiary or any officer or director of any thereof. Except as set forth in Section 3.13 of the Disclosure Schedule, there is no action, suit, proceeding or investigation into the possibility thereof by the Company or any Subsidiary currently pending or that the Company or any Subsidiary presently intends to initiate against a third party.

          3.14 Consents. No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), on the part of the Company or any Subsidiary is required in connection with the valid execution, delivery and performance of the Transaction Documents, the offer, sale or issuance of the Purchased Securities or the consummation of any other transaction contemplated hereby or by the Purchased Shares or the Warrants (other than such notifications or filings required under applicable federal or state securities laws, if any), except for such consents, approvals, waivers, authorizations, designations, declarations, notifications, or filings that will be received prior to or as of the Initial Closing Date.

          3.15 Labor Relations; Employees. Set forth in Section 3.15 of the Disclosure Schedule is a true and correct list of the employees of the Company, which list provides, among other things, the name, title, job description and salary information concerning each such employee, as well a true and correct list of each employee who holds an H-1B "Specialty Occupation" Visa, if any, all as of November 30, 2003. Except as set forth in Section 3.15 of the Disclosure Schedule, neither the Company nor any Subsidiary is delinquent in payments with respect to any such employee, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed to any employee as of the date hereof. The Company and each Subsidiary is in compliance in all material respects with all laws and orders relating to the employment of labor and classification of persons as employees, including, without limitation, all such laws and orders relating to wages, hours, discrimination, civil rights, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes and the provision of employee benefits. To the Company's Knowledge, no officer, division leader or other significant employee of the Company or any Subsidiary has any current plans to terminate his employment with the Company or such Subsidiary. Except as disclosed in the SEC Reports, to the Company's Knowledge neither the Company nor any Subsidiary employs members of any labor union. Except for the employment agreements listed on Section 3.15 of the Disclosure Schedule, no employee of the Company or any Subsidiary has been granted the right to continued employment by the Company or any such Subsidiary or to any material compensation following termination of employment with the Company or any such Subsidiary.

          3.16 Employee Benefit Plans. (a) Except as set forth in the SEC Reports or Section 3.16(a) of the Disclosure Schedule, the Company and the Subsidiaries have no employment agreements or labor or collective bargaining agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or any Subsidiary for any employees of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions (each a "Company Employee Plan" and together the "Company Employee Plans").

          (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract. Except as set forth in Section 3.16(b) of the Disclosure Schedule, each Company Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws and all required filings, if any, with respect to such Company Employee Plan has been made. Except as set forth in Section 3.16(b) of the Disclosure Schedule, neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section

414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") has at any time maintained, contributed to or been required to contribute to or has any liability with respect to, any plan subject to Title IV of ERISA (including, without limitation, any Multiemployer Plan). Except as set forth in Section 3.16(b) of the Disclosure Schedule, the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Company Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Company or any Subsidiary or (iii) result in any payments (including parachute payments) under any Company Employee Plan or Law becoming due to any employee.

          3.17 Tax Returns, Payments and Elections. The Company and each Subsidiary has filed all tax returns and reports (including information returns and reports) as required by law except to the extent that the failure to so file did not and does not have a Material Adverse Effect. These returns and reports are true and correct in all material respects. The Company and each Subsidiary has paid or made provision for payment of all taxes and other assessments shown as due on such returns. The provision for taxes of the Company and the Subsidiaries as shown in the Financial Statements (as hereinafter defined) is adequate in all material respects for all taxes, assessments and governmental charges due or accrued as of the date thereof with respect to its business, properties and operations. Neither the Company nor any Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation pursuant to Section 1362(a) or a collapsible corporation pursuant to Section 341(f) of the Code, nor has the Company or any Subsidiary made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. Neither the Company nor any Subsidiary has had any tax deficiency proposed or assessed against it by the Internal Revenue Service or any other foreign, federal, state or local taxing authority and none have been asserted in writing or, to the Company's Knowledge, threatened at any time for additional taxes. Neither the Company nor any Subsidiary has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge and none of the foreign, federal, state or local income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, neither the Company nor any Subsidiary has incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company and each Subsidiary has withheld or collected from each payment made to each of its respective employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) and foreign taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

          3.18 Brokers or Finders. Except as set forth in Section 3.18 of the Disclosure Schedule, neither the Company nor any Subsidiary has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company or any Subsidiary, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the issuance of the Purchased Securities or any transaction contemplated hereby or thereby. The Company agrees to indemnify and hold harmless each Additional Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any Subsidiary or any of their respective officers, employees or representatives is responsible.

          3.19 Offering Exemption. Assuming the truth and accuracy of the representations and warranties contained in Section 5, the offer and sale of the Purchased Securities as contemplated hereby and the issuance and delivery to the Additional Purchasers of the Purchased Securities and the Conversion Shares, are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and "blue sky" laws, as currently in effect.

          3.20 Environmental Matters.

          (a) The Company and each Subsidiary complies and has at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter "Environmental Laws"), except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth in Section 3.20(b) of the Disclosure Schedule,
(i) the Company has no Knowledge of any claim, and has not received notice of a written complaint, order, directive, claim, request for information or citation, and to the Company's Knowledge no proceeding has been instituted raising a claim against the Company or any Subsidiary or any predecessor or any of their respective real properties now or formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (ii) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other directive of any Governmental Authority.

          (c) Except as set forth in Section 3.20(c) of the Disclosure Schedule,
(i) neither the Company nor any Subsidiary has used and, to the Company's Knowledge, no other person has used any portion of any property currently or previously owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (ii) neither the Company nor any Subsidiary owns or operates any underground tank or other underground storage receptacle for Hazardous Materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company's Knowledge, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls are located on any portion of any property currently owned, operated or leased by the Company or any Subsidiary and (iii) to the Company's Knowledge, neither the

Company nor any Subsidiary has caused or suffered to occur any Releases or threatened Releases of Hazardous Materials on, at, in, under, above, to, from or about any property currently or previously owned, operated or leased by the Company or any Subsidiary.

          (d) The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including any so-called "environmental cleanup responsibility acts" or requirements for the transfer of permits, approvals, or licenses. To the Company's Knowledge, there have been no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or previously owned, leased, or operated properties of the Company or any Subsidiary.

          3.21 Offering of Purchased Shares and Warrants. No form of general solicitation or general advertising was used by the Company or any of its agents or representatives in connection with the offer and sale of the Purchased Securities. Neither the Company nor, to the Company's Knowledge, any agent acting on the Company's behalf has, directly or indirectly, offered the Purchased Securities of the Company for sale to or solicited any offers to buy the Purchased Securities of the Company from, or otherwise approached or negotiated with respect thereto with any other potential purchaser.

          3.22 SEC Reports; Disclosure. (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since April 1, 2001, each of which has complied in all material respects with all applicable requirements of the Securities and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed. The Company has heretofore delivered to the Additional Purchasers, in the form filed with the SEC (including any amendments thereto)
(i) its Annual Report on Form 10-K for the years ended March 31, 2004, 2003 and 2002, (ii) all definitive proxy statements relating to the Company's meeting of shareholders (whether annual or special) held since April 1, 2004 and (iii) all other reports or registration statements filed by the Company with the SEC since April 1, 2004 (the items in clauses (i), (ii) and (iii) collectively, the "SEC Reports").

          (b) Except as set forth in Section 3.22(b) of the Disclosure Schedule, none of (a) this Agreement (including, without limitation, the Disclosure Schedule and the Schedules and Exhibits attached hereto), (b) the Existing Certificate, (c) the Bylaws, (d) any other Transaction Documents, or (e) the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made not misleading. There is no fact which, to the Knowledge of the Company, has not been disclosed to the Additional Purchasers, which could be expected to have a Material Adverse Effect on the ability of the Company and each Subsidiary to perform its obligations under the Existing Certificate, the Bylaws or the Transaction Documents.

          (c) Except as disclosed in the SEC Reports, since April 1, 2004, there has not been any change, or any application or any request for any change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

          (d) Except as set forth in Section 3.22(d) of the Disclosure Schedule, the Company is not aware of any correspondence (other than routine communications), action or proposed or threatened action by the SEC or Nasdaq with regard to the Company since April 1, 2004.

          3.23 Financial Statements. Included in the SEC Reports are the audited financial statements of the Company and its Subsidiaries as at and for the years ended March 31, 2004, 2003 and 2002 and the unaudited financial statements of the Company and its Subsidiaries for the fiscal quarters ended June 30 and September 30, 2004 (the "Financial Statements"). Except as set forth on Schedule
3.23 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Company and its Subsidiaries as of the date, and for the period, indicated therein, except that the unaudited financial statements as at and for the quarters ended June 30, 2004 and September 30, 2004 are subject to normal year-end adjustments and do not contain all notes required under GAAP. Except as set forth in the Financial Statements, the Company and its Subsidiaries have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Financial Statements in accordance with GAAP other than (a) liabilities that are listed on Section 3.23 of the Disclosure Schedule, (b) liabilities that have arisen in the ordinary course of business since the date of the Company's most recent quarterly report on Form 10-Q and have not had and could not reasonably be expected to have a Material Adverse Effect and (c) obligations to perform after the date hereof any contracts or agreement which have been disclosed or which are not required to be disclosed in the SEC Reports because such contracts and agreements are not material to the Company. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a direct or indirect guarantor or indemnitor of any indebtedness of any other person or entity.

          3.24 Changes. Except as expressly contemplated by the Existing Certificate, the Bylaws and the Transaction Documents, as set forth in Section
3.24 of the Disclosure Schedule or as disclosed in the SEC Reports, since September 30, 2004 there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company or any Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not created, in the aggregate, a Material Adverse Effect,

          (b) any intentional waiver or cancellation of any material right of the Company or any Subsidiary, or the cancellation of any material debt or claim held by the Company or any Subsidiary,

          (c) any payment, discharge or satisfaction of any material claim, liability or obligation of the Company or any Subsidiary other than in the ordinary course of business,

          (d) any Lien (other than Permitted Liens) upon the assets of the Company or any Subsidiary that would be prohibited by the terms of the Existing Certificate,

          (e) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company or any Subsidiary other than the Purchased Securities,

          (f) any sale, assignment or transfer of any material, tangible or intangible assets of the Company or any Subsidiary except in the ordinary course of business,

          (g) any loan by the Company or any Subsidiary to any officer, director, employee, consultant or shareholder of the Company or any Subsidiary (other than advances to such persons in the case of travel, entertainment or other similar advances in the ordinary course of business),

          (h) any material increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or any Subsidiary or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company or any Subsidiary,

          (i) any material change in the accounting methods, practices or policies of the Company or any Subsidiary,

          (j) any indebtedness incurred for borrowed money by the Company or any Subsidiary other than in the ordinary course of business,

          (k) any material adverse change in the manner of business or operations of the Company or any Subsidiary (including, without limitation, any accelerations or deferral of the payment of any material accounts payable or other current, material liabilities or deferral of the collection of any material accounts or notes receivable),

          (l) any Capital Expenditures or commitments therefor by the Company or any Subsidiary that aggregate in excess of $250,000 for any twelve-month period,

          (m) any issuance of any stock, bonds or other securities of the Company or any Subsidiary,

          (n) any amendment to the Existing Certificate, Bylaws or other organizational documents of the Company or any amendment of the organizational or formation documents of any Subsidiary, other than the Restated Certificate, or

          (o) except for the transactions contemplated by this Agreement, any agreement or commitment (contingent or otherwise) by the Company or any Subsidiary to do any of the foregoing.

          3.25 Existing Registration Rights.

          (a) Except as set forth in Section 3.25 of the Disclosure Schedule the Company has not granted or agreed to grant rights to require the registration of the Company's equity securities under the Securities Act, including piggyback rights, to any person or entity.

          3.26 Suppliers and Customers. Except as set forth in Section 3.26 of the Disclosure Schedule, since September 30, 2004, none of the Company's or any Subsidiaries' suppliers, vendors, or customers has: (i) terminated or cancelled a Material Contract or material business relationship; (ii) threatened in writing to terminate or cancel a Material Contract or material business relationship; (iii) expressed dissatisfaction in writing with the performance of the Company or any Subsidiary with respect to a Material Contract or material business relationship; or (iv) demanded in writing any material modification, termination or limitation of a Material Contract or material business relationship with the Company or any Subsidiary (excluding any contracts or business relationship which, if so terminated, cancelled, modified or limited, would not result in a Material Adverse Effect), nor does the Company have Knowledge that any of the events described in clauses (i) - (iv), whether in writing or otherwise, will occur. Set forth in Section 3.26 of the Disclosure
Schedule is a list describing the sales derived from each of the Company's ten largest customers (with respect to sales) for the period of April 1, 2004 through November 30, 2004 (determined by amount of revenue) and such list is true and correct in all material respects.

          3.27 Foreign Corrupt Practices Act. Neither the Company, any Subsidiary nor, to the Company's Knowledge after reasonable inquiry by each of the individuals referred to in the definition of the term "Knowledge" in Section 10, any employee of the Company or any Subsidiary has violated the United States Foreign Corrupt Practices Act, as amended, in any material respect. To the Company's Knowledge, no shareholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

     4. Representations and Warranties of the Additional Purchasers. Each Additional Purchaser hereby represents and warrants that:

          4.1 Organization and Qualification. Each Additional Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and its Agreement of Limited Partnership to carry on its business as it is now being conducted or proposed to be conducted.

          4.2 Power and Authority. Each Additional Purchaser has all requisite power and authority as a limited partnership to execute and deliver the Transaction Documents to which it is a party, to purchase the Purchased Securities from the Company hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

          4.3 Authorization. The execution, delivery and performance by such Additional Purchaser of the Transaction Documents to which it is a party, and the performance of all of the obligations of such Additional Purchaser under each of such Transaction Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Additional Purchaser or any Person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of such Additional Purchaser that is a party thereto. Each of the Transaction Documents, when executed and delivered by such Additional Purchaser that is a party thereto, will constitute a valid and legally binding obligation of such Additional Purchaser that is a party thereto, enforceable against such Additional Purchaser that is a party thereto in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

          4.4 Purchase Entirely for Own Account. The Purchased Securities and the Conversion Shares (collectively, the "New Securities") will be acquired for investment for such Additional Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Additional Purchaser's principal office is listed on Exhibit L attached hereto. Such Additional Purchaser is aware that the Company is issuing the New Securities pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder without complying with the registration provisions of the Securities Act or other applicable federal or state securities laws. Such Additional Purchaser is also aware that the Company is relying upon, among other things, the representations and warranties of the Additional Purchasers contained in this Agreement for purposes of complying with Regulation D.

          4.5 Disclosure of Information. Such Additional Purchaser has received and carefully reviewed all the information it considers necessary or appropriate for deciding whether to purchase the New Securities. Such Additional Purchaser further represents that the Company has made available to such Additional Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Securities and the business, properties and financial condition of the Company, all of which questions (if any) have been answered to the reasonable satisfaction of such Additional Purchaser, and (b) obtain additional information, all of which was furnished by the Company to the reasonable satisfaction of such Additional Purchaser. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Additional Purchasers to rely thereon.

          4.6 Investment Experience. Such Additional Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in investing in companies similar to the Company and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the New Securities. Such Additional Purchaser has made the determination to enter into this Agreement and the other agreements contemplated hereby and to acquire the New Securities based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects.

          4.7 Accredited Investor. Such Additional Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          4.8 Restricted Securities; Legends. Such Additional Purchaser recognizes that the New Securities will not be registered under the Securities Act or other applicable federal or state securities laws. Such Additional Purchaser understands that the New Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Additional Purchaser acknowledges that it may not to sell or transfer the New Securities unless such New Securities are registered under the Securities Act and under any other applicable securities laws and that certificates evidencing the New Securities will bear the following legend or similar legend:

         THIS SECURITY AND THE SHARES OF STOCK WHICH MAY BE PURCHASED UPON THE [EXERCISE] [CONVERSION] OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND SUCH APPLICABLE STATE SECURITIES LAWS.

         THIS SECURITY AND THE SHARES OF STOCK WHICH MAY BE PURCHASED UPON THE [EXERCISE] [CONVERSION] OF THIS SECURITY ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON THE TRANSFER THEREOF PURSUANT TO A SHAREHOLDERS AGREEMENT WITH THE ISSUER.

          4.9 No General Solicitation. Such Additional Purchaser acknowledges that the New Securities were not offered to such Additional Purchaser means of:
(a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or
(b) any other form of general solicitation or advertising.

          4.10 Absence of Conflicts. Such Additional Purchaser's execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

          (a) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets, properties or business of such Additional Purchaser under, any of the terms, conditions or provisions of (i) its certificate/articles of formation or organization or any of its other formation or organizational documents, or (ii) any material contract to which it is a party; or

          (b) violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Additional Purchaser or any of its assets, properties or businesses, which violation would have a Material Adverse Effect.

          4.11 Brokers or Finders. Such Additional Purchaser has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by such Additional Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the issuance of the New Securities or any transaction contemplated hereby or thereby. Such Additional Purchaser agrees to indemnify and hold harmless the Company and each Subsidiary from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Additional Purchaser, or any of its respective officers, employees or representatives is responsible.

     5. Conditions of the Parties.

          5.1 Conditions of Additional Purchasers' Obligations at any Closing. The obligations of each Additional Purchaser under Section 1 of this Agreement are subject to the satisfaction by the Company on or before any Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true and correct on and as of such Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing except as a result of events and changes thereto that do not result in a Material Adverse Effect (except where such representation is made as of a specific date, it shall be true and correct as of such date except as a result of events and changes thereto that do not result in a Material Adverse Effect).

          (b) Performance. The Company shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

          (c) No Default. With the exception of the default by the Company under the Senior Credit Agreement as of the Initial Closing Date, immediately prior to the issuance of the Purchased Securities and after giving effect thereto, no Event of Default, or event which, with the passage time or the giving of notice would constitute an Event of Default, shall have occurred and be continuing.

          (d) No Material Adverse Effect; Compliance Certificate. No Material Adverse Effect shall have occurred between the date hereof and such Closing Date and the President and/or Chief Executive Officer of the Company shall deliver to each Additional Purchaser at each such Closing a certificate stating that the conditions specified in Sections 6.1(a), (b) and (c) have been fulfilled and stating that no Material Adverse Effect has occurred between the date hereof and such Closing Date.

          (e) Consents and Approvals. All authorizations, approvals, permits, or consents, if any, of any governmental authority or regulatory body of the United States or of any state or any creditor of the Company or any other Person that are required in connection with the lawful issuance and sale of the Purchased Securities at such Closing pursuant to this Agreement shall be duly obtained and effective as of each such Closing and the purchase and payment of the Purchased

Securities to be purchased by the Additional Purchasers at each such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

          (f) Good Standing; Qualification to do Business. The Company shall have delivered to the Additional Purchasers certificates of good standing with respect to the Company and each Subsidiary Guarantor dated as of a date no earlier than 15 days prior to the any such Closing from the jurisdiction of incorporation of the Company and each Subsidiary Guarantor and from each jurisdiction in which it has qualified to do business and evidence of telephone confirmation thereof as of the close of business immediately prior to such Closing Date.

          (g) Secretary's Certificate. The Company shall have delivered to the Additional Purchasers:

               (i) a certificate executed by its Secretary dated such Closing Date certifying with respect to (i) a copy of its Existing Certificate and its Bylaws as amended to and in effect on such Closing Date and that the Company is not in violation of or default under any provision of its Restated Certificate or Bylaws as of and on such Closing Date, (ii) board resolutions authorizing the transactions contemplated by this Agreement and the Transaction Documents, (iii) copies of all minutes of all meetings (or excerpts thereof) and all actions by written consent of the shareholders of the Company authorizing the transactions contemplated in the Transaction Documents and (iv) incumbency matters and such other proceedings relating to the authorization, execution and delivery of the Transaction Documents as may be reasonably requested by the Additional Purchasers.

               (ii) a certificate executed by the Secretary of each Subsidiary Guarantor dated such Closing Date certifying with respect to (i) a copy of such Subsidiary's articles or certificate of incorporation and bylaws, (b) board resolutions authorizing the transactions contemplated by the Transaction Documents to which such Subsidiary is a party and (c) incumbency matters.

          (h) Opinion of Company Counsel. Each Additional Purchaser shall have received from counsel to the Company, an opinion, dated such Closing Date, in a form and substance reasonably acceptable to the Additional Purchasers.

          (i) Cross-Receipts of the Additional Purchasers. The Company and the Additional Purchasers shall have executed and delivered a cross-receipt acknowledging the Company's delivery to the Additional Purchasers of the documents and certificates representing the Purchased Securities issued and sold to the Additional Purchasers on such Closing Date to the Additional Purchasers and the Additional Purchasers' payment therefor.

          (j) Compliance with Covenants. On any such Closing Date prior to Shareholder Approval, the Company shall be in compliance with each of the covenants set forth in Section 7 and Section 8 and thereafter with the covenants set forth in Section 7.

          (k) Pro-Forma Capitalization Table. The Company shall have delivered to the Additional Purchasers a revised Exhibit K accurately reflecting any additional issuances of securities by the Company between the date hereof and such Closing Date.

          (l) Disclosure Schedule. The Company shall have delivered to the Additional Purchasers a revised Disclosure Schedule accurately reflecting any additional information required to be provided to the Additional Purchasers pursuant to this Agreement between the date hereof and any such Closing Date and such revisions shall be reasonably acceptable to the Additional Purchasers.

          (m) Conversion Shares. The Conversion Shares with respect to Purchased Securities being purchased at such Closing, have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

          (n) Listing on Stock Exchange. The Common Stock shall be listed on Nasdaq, any other national securities exchange as identified under the Exchange Act, or the Nasdaq OTC Bulletin Board (or comparable substitute quotation system) as of such Closing and no action shall have been taken by Nasdaq or such national securities exchange to terminate such listing prior to any such Closing.

          5.2 Conditions of Additional Purchasers' Obligations at the Initial Closing. In addition to the conditions set forth in Section 6.1, the obligations of each Additional Purchaser under Section 1.2 of this Agreement are subject to the satisfaction by the Company on the Initial Closing Date of each of the following conditions:

          (a) Shareholders' Agreement; Registration Rights Agreement; etc. The Company and each other Additional Purchaser shall have executed the Amended Shareholders' Agreement and the Amended Registration Rights Agreement.

          (b) Security Agreement; Subsidiary Security Agreement; Pledge Agreement; Subordination Agreement, Subsidiary Guarantee. The Company shall have executed and delivered to the Additional Purchasers the Security Agreement, the Pledge Agreement and the Subordination Agreement. Each Subsidiary Guarantor shall execute and deliver to the Additional Purchasers the Subsidiary Security Agreement and a Subsidiary Guarantee.

          (c) Fairness Opinion. The Company shall have delivered to the Additional Purchasers a copy of the fairness opinion rendered by Libra Securities, LLC to the Independent Committee of the Board of Directors as to the fairness on the date hereof, from a financial point of view, to the Company of the consideration to be paid by the Additional Purchasers in connection with the proposed purchase by the Additional Purchasers of the Purchased Securities to be issued by the Company and any bringdowns and supplements to such opinion; provided, that the Company shall not be required to obtain any such bringdowns or supplements.

          (d) Series A-4 First Tranche Notes. The Company shall deliver to each Additional Purchaser its respective Series A-4 First Tranche Note.

          (e) Warrants. The Company shall deliver to each Additional Purchaser its respective Warrants.

          (f) UCC-1 Financing Statements. The Company shall have prepared in form and substance reasonably satisfactory to the Additional Purchasers copies of financing statements on Form UCC-1, each to be filed in accordance with
Section 11.2 and delivered copies of the same to the Additional Purchasers.

          (g) Election of Directors. The Company shall have taken all necessary corporate action to effect the election of the Purchasers' designees (as provided in the Shareholders' Agreement) as directors of the Company to take office immediately following the Initial Closing.

          (h) Textron Consent. The Company shall have received the written consent of Textron reasonably acceptable to the Additional Purchasers with respect to the transactions contemplated by this Agreement.

          5.3 Conditions of Additional Purchasers' Obligations at any Subsequent Closing. In addition to the conditions set forth in Section 5.1, the obligations of each Additional Purchaser under Section 1.3 and Section 1.4 of this Agreement are subject to the satisfaction by the Company on each Subsequent Closing Date of the following conditions:

          (a) Supplemental Schedule III. On or before any Subsequent Closing Date, the Company shall deliver to each Additional Purchaser a supplement to
Schedule III reflecting the amount of Purchased Securities that the Company will issue to each Additional Purchaser on such Subsequent Closing Date and the aggregate purchase price therefor.

          (b) Notes. If the Shareholder Approval has not occurred, (x) with respect to any Series A-4 Subsequent Closing, the Company shall deliver to each Additional Purchaser its respective Series A-4 Second Tranche Note or (y) with respect to any Series A-5 Subsequent Closing Date, the Company shall deliver to each Additional Purchaser its respective Series A-5 Note.

          (c) Additional Warrants. With respect to any Series A-4 Subsequent Closing, the Company shall deliver to each Additional Purchaser its respective Additional Warrants.

          (d) Purchased Shares. If the Shareholder Approval has occurred, (x) with respect to any Series A-4 Subsequent Closing, the Company shall deliver to each Additional Purchaser its respective Series A-4 Purchased Shares or (y) with respect to any Series A-5 Subsequent Closing Date, the Company shall deliver to each Additional Purchaser a certificate representing its respective Series A-5 Purchased Shares.

          5.4 Conditions of Company's Obligations at any Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Additional Purchasers on or before any such Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Additional Purchasers contained in Section 5 shall be true and correct in all material respects on and as of such Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

          (b) Performance. The Additional Purchasers shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

          (c) Consents and Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person that are required in connection with the lawful issuance and sale of the Purchased Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing and the purchase and payment of the Purchased Securities to be purchased by the Additional Purchasers at such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

          (d) Cross-Receipts of the Additional Purchasers. The Company and the Additional Purchasers shall have executed and delivered a cross-receipt acknowledging the Company's delivery to the Additional Purchasers of the certificates representing the Purchased Securities issued and sold to the Additional Purchasers on such Closing Date to the Additional Purchasers and the Additional Purchasers' payment therefor.

          (e) Purchase Price. The Additional Purchasers shall have delivered to the Company the applicable purchase price for the Purchased Securities being purchased on such Closing Date as provided in Section 1.3 and Section 1.4.

          (f) Complete Purchase. If more than one Additional Purchaser is purchasing Purchased Securities at any such Closing, then each such Additional Purchaser shall have satisfied all of the foregoing conditions in this Section
5.4 and shall have purchased the Purchased Securities that each such Additional Purchaser has agreed to purchase.

     6. Events of Default and Remedies.

          6.1 Events of Default. So long as the Notes are outstanding and have not been converted, an Event of Default with respect to the Notes shall mean the occurrence and existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by any Law applicable to the Company and/or any Subsidiary):

          (a) The Company fails to pay when due and payable any portion of the
Note Indebtedness at stated maturity, upon acceleration or otherwise.

          (b) The Company or any other Credit Party fails or neglects to perform, keep, or observe in any material respect any term, provision, condition, covenant or agreement contained in any Transaction Document or any Loan Document to which the Company or such other Credit Party is a party.

          (c) Any material portion of the Company's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer unless such action is stayed and such attachment is dismissed within 30 days.

          (d) The Company shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of the Company.

          (e) Any bankruptcy or other insolvency proceeding is commenced by the Company, or any such proceeding is commenced against the Company and remains undischarged or unstayed for 45 days.

          (f) Any notice of lien, levy or assessment in an aggregate amount in excess of the amount provided in the Senior Credit Facility is filed of record with respect to any of the Company assets.

          (g) The occurrence of any default, event or condition which (i) causes the Senior Lender to cause all or any part of the Senior Credit Facility to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or a failure to pay all or any part of the Senior Credit Facility at its stated maturity and (ii) has not been waived by the Senior Lender prior to the Maturity Date.

          (h) Any representation or warranty made or deemed to be made by the Company, any Affiliate or any other Credit Party in any Transaction Document or any Loan Document or any other statement, document or report made or delivered to the Additional Purchasers in connection therewith shall proved to have been misleading in any material respect at the time that it was made.

          (i)

               (i) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a Material Adverse Effect on the financial condition of the Company;

               (ii) any lien upon the assets of the Company in connection with any Plan shall arise;

               (iii) the Company or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which the Company or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; or

               (iv) the Company or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived.

          (j) Any Subsidiary Guarantor revokes, terminates or attempts to revoke or terminate its guaranty of or any security under the Subsidiary Guarantee, or any such Subsidiary Guarantor becomes subject to any bankruptcy or other insolvency proceeding and such proceeding remains undischarged or unstayed for 45 days or any such Subsidiary Guarantor, is dissolved, liquidated, merged, reorganized or terminated.

          6.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder:

          (a) the Collateral Agent, shall, upon being directed to do so in writing by the 63% in Interest Additional Purchasers, declare the entire unpaid
Note Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Company;

          (b) upon the occurrence of any Event of Default specified in Section 6.1(d) or (e) above, and notwithstanding the lack of any declaration by the Collateral Agent under preceding clause, the entire unpaid Note Indebtedness, shall become automatically and immediately due and payable;

          (c) the Collateral Agent shall, upon being directed to do so in writing by the 63% in Interest Additional Purchasers, demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the Note Indebtedness due and payable; and

          (d) the Collateral Agent shall, if directed to do so by the 63% in Interest Additional Purchasers (subject to the terms hereof), exercise any remedy permitted by this Agreement, or the Transaction Documents or at law or in equity.

          6.3 Waiver of Defaults. No Event of Default shall be waived by the Additional Purchasers except in a writing signed by an officer of the Collateral Agent with the consent of the 63% in Interest Additional Purchasers in accordance with Section 12.8 hereof. No waiver of any Event of Default shall extend to any other or further Event of Default.

     7. Equity Covenants.

          So long as any Purchaser together with any entity affiliated with it owns at least 750,000 shares of Series A Purchased Shares (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like) and for a period of six (6) months thereafter, the Company covenants and agrees that it will comply with each of the following covenants.

          7.1 Financial Statements. The Company shall furnish to each Purchaser, within five Business Days after filing, a true and complete signed copy of its Form 10-Q as filed with the SEC pursuant to the Exchange Act, all in such form, and together with such other information with respect to the business of the Company, as the Purchasers may request, which shall present fairly, in all material respects, the financial position of the Company as of the end of each such period and the results of its operations and cash flows during such period, all in accordance with GAAP. Annually, but not later than five Business Days after filing, the Company shall deliver to the Purchasers (i) a true and complete signed copy of its Form 10-K as filed with the SEC pursuant to the Exchange Act and (ii) audited financial statements which shall present fairly, in all material respects, the financial position of the Company as of the end of each such period and the results of its operations and cash flows during such period, all in accordance with GAAP and accompanied by the unqualified report and opinion thereon of the Company's independent certified public accountant.

          7.2 Certain Other Reports and Information. The Company shall deliver to the Purchasers, within 30 days of issuance, all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Company and its Subsidiaries (and, in any event, any independent auditors' annual management letters, if issued, will be delivered to the Purchasers concurrently with the financial statements referred to in Section 7.1(a)).

          7.3 Further Information; Further Assurances. The Company will, with reasonable promptness, provide to the Purchasers such further assurances and additional information, reports and statements respecting its business, operations, properties and financial condition and respecting its Affiliates and investments, as the Purchasers may from time to time reasonably request. The Company shall use its reasonable commercial efforts to assist each Additional Purchaser with respect to the necessary Securities Act and/or Exchange Act filings with respect to the Purchased Securities at the cost and expense of such Additional Purchaser.

          7.4 Notice of Certain Events. Promptly upon becoming aware of any of the following, the Company shall give the Purchasers notice thereof, together with a written statement of a Responsible Officer of the Company setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Company:

               (i) Any pending action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Company (or any such action, suit, proceeding or investigation threatened in writing) to the extent that it would result in a Material Adverse Effect.

               (ii) Any material violation, breach or default by the Company or any of its Subsidiaries of or under any agreement or instrument material to its business, assets, properties, operations or condition, financial or otherwise (it being expressly understood and agreed that the Company need not provide notice to the Purchasers pursuant to this Section 7.4(ii) of the termination of any such agreement or instrument in accordance with its terms).

               (iii) (A) Any Environmental Claim made or threatened in writing against the Company, or (B) the Company's becoming aware of any past or present acts, omissions, events or circumstances (including any Release, disposition, removal, abandonment or escape of any Hazardous Materials on, at, in, under, above, to, from or about any facility or property now or previously owned, operated or leased by the Company or any of its Subsidiaries) which could form the basis of any such Environmental Claim, which Environmental Claim, in the case of either clause (A) or (B), if adversely resolved, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

               (iv) The occurrence of any Material Adverse Effect or any deviation in or change from the representations, warranties or covenants of the Company in this Agreement or in the other Transaction Documents.

          7.5 Visitation; Verification. The Company and its Subsidiaries shall permit such Persons as the Purchasers may designate from time to time to visit and inspect any of the properties of the Company and its Subsidiaries to examine their respective assets, properties, offices and other facilities, and books and records and take copies and extracts therefrom, and access to the outside auditors of the Company and their work papers relating thereto, in each case, as the Purchasers may from time to time reasonably request, and to discuss their affairs with their directors, officers, employees and independent accountants at such times and as often as the Purchasers may reasonably request; provided that
(i) any such Person shall provide at least two days' prior advance notice to the Company of its intention to visit or inspect any of the properties of the Company and its Subsidiaries; and (ii) all such visits or inspections shall be conducted during the normal business hours of the Company and without undue interference with the conduct of the Company's business. The Company shall reimburse the Purchasers for reasonable out-of-pocket costs and expenses of for all inspections in any calendar year; for all other times all such visits or inspections shall be at the sole cost and expense of the Purchasers. The parties hereto agree that no investigation by the Purchasers or their representatives shall affect or limit the scope of the representations and warranties of the Company contained herein or in any Transaction Document delivered pursuant hereto or limit liability for breach of any such representation or warranty.

          The Purchasers shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Company and its Subsidiaries from time to time, and the Company shall cooperate with the Purchasers in such verification. Without limitation of the foregoing, subject to limitations required due to the nature of any classified work, contracts or customer relationships, the Company hereby authorizes its officers, employees and independent accountants to discuss with the Purchasers the affairs of the Company and its Subsidiaries.

          7.6 Insurance.

          (a) The Company shall, and shall cause each of its Subsidiaries to (i) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, workers' compensation, casualties and contingencies and of such types and in such amounts as are customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated and naming each Purchaser as an additional insured and a loss payee, (ii) furnish to the Purchasers from time to time upon request copies of the policies under which such insurance is issued, original certificates of insurance and such other information relating to such insurance as the Purchasers may reasonably request, and (iii) provide such other insurance and endorsements as are required by this Agreement and the other Transaction Documents.

          (b) The Company shall maintain in effect an errors and omissions insurance policy for the Company and its Subsidiaries with (i) coverage extending to all officers and directors of the Company, (ii) policy limits not less than those maintained by the Company and Subsidiaries on the date hereof, and (iii) deductibles not greater than those as are reasonable for companies engaged in the same or similar businesses and similarly situated.

          7.7 Payment of Taxes and Other Potential Charges and Priority Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge:

               (i) on or prior to the date on which material penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

               (ii) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a material Lien upon any such property; and

               (iii) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Company in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced it need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

          7.8 Preservation of Corporate Status. The Company shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and to be duly qualified to do business as a foreign entity and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary.

          7.9 Governmental Approvals and Filings. The Company shall, and shall cause each of its Subsidiaries to obtain, keep and maintain in full force and effect all Governmental Approvals necessary in connection with or to facilitate the execution and delivery of this Agreement or any other Transaction Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

          7.10 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a Governmental Authority or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted, except for any failure to comply with any of the foregoing which would not, either individually or in the aggregate, have a Material Adverse Effect. The Company shall use its commercially reasonable efforts to preserve its favorable business relationships with the clients, lenders, suppliers, customers, licensors and licensees and others having business dealings with the Company and to preserve the goodwill and ongoing operations of the Company.

          7.11 Financial Accounting Practices. The Company shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain systems of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     8. Debt Covenants.

          8.1 General. So long as the Notes are outstanding and have not been converted, the Company covenants and agrees that, until the final payment in full or conversion of the Note Indebtedness, it will and will cause the Subsidiaries to comply with the covenants set forth in Exhibit O attached hereto.

          8.2 Most Favored Nations. If the Company refinances or renegotiates the Senior Credit Agreement or replaces it with another Senior Credit Facility so that one or more of the covenants set forth in Exhibit O attached hereto is more restrictive upon the Company than any covenant(s) set forth in the Senior Credit Facility (each, a "Restrictive Covenant"), then, notwithstanding anything to the contrary in this Agreement (including Section 12.8) or in any of the other Transaction Documents, each Additional Purchaser hereby agrees that the Company has the right to amend Exhibit O to this Agreement so that the Restrictive Covenant(s) are replaced with covenants that are the same as those set forth in such Senior Credit Agreement or replacement Senior Credit Facility. The Company shall promptly provide the Purchasers with a copy of the amended or supplemented Senior Credit Agreement or new Senior Credit Facility and the amended Exhibit O. Such amended Exhibit O shall replace in its entirety the then existing Exhibit O and shall constitute a part of this Agreement from and after the date of delivery thereof to the Additional Purchasers. Thereafter, so long as such amended or supplemented Senior Credit Agreement or new Senior Credit Facility is approved by the Board of Directors, such amended Exhibit O will be effective whether or not signed by the Additional Purchasers.

     9. Indemnification.

          9.1 General Indemnification. The Company shall indemnify, defend and hold each Purchaser, its affiliates and their respective officers, directors, partners (general and limited), employees, agents, attorneys successors and assigns (each a "Purchaser Entity") harmless from and against all Losses incurred or suffered by a Purchaser Entity as a result of the breach of any of the representations and warranties set forth in Section 2 of the Initial Series A Purchase Agreement or the representations, warranties, covenants or agreements made by the Company in this Agreement or any of the other Transaction Documents, except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of such Purchaser Entity. Each Purchaser, severally and not jointly, shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, attorneys, successors and assigns (each a "Company Entity") harmless against all Losses as a result of the breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or any of the other Transaction Documents, except to the extent that such Losses are a result of the gross negligence, willful misconduct or fraud of such Company Entity.

          9.2 Indemnification Principles. For purposes of this Section 9, "Losses" shall mean each and all of the following items: claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (actual, punitive or consequential to the extent provided in this Section 9.2), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts). Each Purchaser and the Company hereby agree that Losses shall not include punitive or consequential damages except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of the party from whom the indemnification is being sought (the "Indemnifying Party").

          9.3 Claim Notice; Right to Defend. A party seeking indemnification (the "Indemnified Party") under this Section 9 shall promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the Indemnifying Party a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or Section 2 of the Initial Series A Purchase Agreement, as applicable, or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or Section 2 of the Initial Series A Purchase Agreement, as applicable, or other instrument under which the claim arises shall affect the obligation of the Indemnifying Party unless such failure materially and adversely prejudices the Indemnifying Party. If such Loss relates to the commencement of any action or proceeding by a third person, the Indemnified Party shall give a Claim Notice to the Indemnifying Party regarding such action or proceeding and the Indemnifying Party shall be entitled to participate therein to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After the delivery of notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such action or proceeding, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party or (iii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

10. Certain Definitions. For the purposes of this Agreement the following terms will have the following meanings:

          "Additional Warrant(s)" shall have the meaning ascribed to it in the recitals.

          "Affiliate(s)" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Additional Purchaser(s)" shall have the meaning ascribed to it in the preliminary paragraph.

          "Agreement" shall have the meaning ascribed to it in the preliminary paragraph.

          "Amended Registration Rights Agreement" shall have the meaning ascribed to it in the recitals.

          "Amended Shareholders Agreement" shall have the meaning ascribed to it in the recitals.

          "Approval" shall have the meaning ascribed to it in Section 12.8(b).

          "Assignment and Assumption Agreement" shall have the meaning ascribed to it in the recitals.

          "Board of Directors" shall have the meaning ascribed to it in the recitals.

          "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

          "Bylaws" shall have the meaning ascribed to it in Section 3.2.

          "Claim Notice" shall have the meaning ascribed to it in Section 9.3.

          "Closing" shall mean each of the Initial Closing and any Subsequent Closing.

          "Closing Date" shall mean each of the Initial Closing Date and any Subsequent Closing Date.

          "Code" shall have the meaning ascribed to it in Section 3.16(b).

          "Collateral Agent" shall have the meaning ascribed to it in Section
2.5.

          "Company" shall have the meaning ascribed to it in the preliminary paragraph.

          "Company Employee Plan(s)" shall have the meaning ascribed to it in
Section 3.16(a).

          "Company Entity" shall have the meaning ascribed to it in Section 9.1.

          "Company Notice" shall have the meaning ascribed to it in Section 1.3(b).

          "Company Software" shall have the meaning ascribed to it in Section 3.9(b).

          "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

          "Constellation" shall mean Constellation Venture Capital II, L.P. and its affiliates.

          "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or Section 414(b),
(c), (m) or (o) of the Code.

          "Consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

          "Conversion Shares" shall have the meaning ascribed to it in Section 3.3.

          "Credit Party(ies)" shall mean the Company and each of the Subsidiary Guarantors.

          "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit, obligations in respect of purchasers acceptances, provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

          "Default" shall mean an event which, with the passage of time or giving of notice, will constitute an Event of Default.

          "Disclosure Schedule" shall have the meaning ascribed to it in Section 2.4.

          "EBITDA" for any period shall mean the net earnings (or loss) after taxes of the Company for such period, (a) plus the sum of (i) the Interest Expense of the Company for such period to the extent deducted in calculating net earnings for such period, (ii) all charges against income for foreign, federal, state and local income taxes of the Company for such period, to the extent deducted in calculating net earnings for such period, (iii) the aggregate depreciation expense of the Company for such period, (iv) the aggregate amortization expense of the Company for such period, (v) losses from discontinued operations and extraordinary items, and (vi) all other non-cash charges deducted in determining such net earnings, (b) minus the sum of (i) income from discontinued operations and extraordinary items and (ii) all non-cash items (other than accrual basis revenues) included in determining such net earnings, all as determined on a Consolidated basis in accordance with GAAP.

          "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, notice, claim, complaint, demand, request for information or other communication (written or oral) against, of or to such Person by or from any other Person (including any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of or liability under any Environmental Laws or (b) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

          "Environmental Laws" shall have the meaning ascribed to it in Section 3.20(a).

          "ERISA" shall have the meaning ascribed to it in Section 3.16(a).

          "Event of Default" shall have the meaning ascribed to it in Section
6.1.

          "ERISA Affiliate(s)" shall mean each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which the Company is a member and which is treated as a single employer under ERISA Section 4001(b)(1) or Section 414 of the Code.

          "Exchange Act" shall have the meaning ascribed to it in Section
3.22(a).

          "Existing Certificate" shall, prior to Shareholder Approval, have the meaning ascribed to it in Section 3.2 and thereafter, mean the Restated Certificate.

          "Financial Statements" shall have the meaning ascribed to it in
Section 3.23.

          "GAAP" shall mean generally accepted accounting principles for financial reporting in the United States, applied on a consistent basis.

          "Governmental Approval" shall mean any approval, order, consent, waiver, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

          "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Hazardous Material(s)" shall mean any element, compound, substance or other material (including, without limitation, any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chlorofluorocarbon, hydrochlorofluorocarbon, lead-containing paint, polychlorinated biphenyls, radioactive material or radon.

          "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

          "Initial Series A Purchase Agreement" shall mean that certain Purchase Agreement, dated as of January 29, 2004 between the Company and Pequot and its assignees.

          "Indemnified Party" shall have the meaning ascribed to it in Section 9.3.

          "Indemnifying Party" shall have the meaning ascribed to it in Section 9.2.

          "Initial Closing" shall have the meaning ascribed to it in Section
1.7.

          "Initial Closing Date" shall have the meaning ascribed to it in
Section 1.7.

          "Initial Purchaser(s)" shall have the meaning ascribed to it in the preliminary paragraph.

          "Interest Expense" for any period shall mean the total cash interest expense of the Company (including amortization of deferred financing fees, premiums or interest rate protection agreements and original issue discounts) for such period determined in accordance with GAAP.

          "Knowledge" shall mean with respect to the Company, the knowledge, after diligent investigation, of the directors, officers and senior management of the Company and of the person or persons in such entity with responsibility for the matter with respect to which the knowledge is applicable.

          "Law" shall mean the Company's certificate of incorporation, as amended, the By-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Company or the Subsidiaries.

          "Loan Documents" shall mean the Notes, the Security Agreement, the Subsidiary Security Agreement, the Pledge Agreement and the Subsidiary Guarantee and Sections 2,5,6,7, 8 and 9 of this Agreement, collectively.

          "Losses" shall have the meaning ascribed to it in Section 9.2.

          "Lien(s)" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "Material Adverse Effect" shall mean an effect which is materially adverse to the business, assets, properties, operations, results of operations or condition (financial or otherwise) of the Company individually or of the Company and the Subsidiaries taken as a whole (excluding general economic conditions or acts of war or terrorism).

          "Material Contracts" shall have the meaning ascribed to it in Section 3.10(a).

          "Maturity Date" shall have the meaning ascribed to it in Section 2.1.

          "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any Controlled Group Member has or had an obligation to contribute.

          "Nasdaq" shall have the meaning ascribed to it in Section 3.5.

          "New Series A Preferred Stock" shall have the meaning ascribed to it in the recitals.

          "New Securities" shall have the meaning ascribed to it in Section 4.4.

          "Note Indebtedness" shall mean without duplication principal, interest, fees, expenses and other charges related to the Notes and indemnification obligations with respect to the Notes, whether direct or indirect, absolute or contingent, of the Company to any of the Additional Purchasers or to the Collateral Agent, in any manner and at any time, whether evidenced by the Notes or arising under this Agreement, due or hereafter to become due, now owing or that may be hereafter incurred by the Company to, any of the Additional Purchasers or the Collateral Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

          "Notes" shall have the meaning ascribed to it in the recitals.

          "Old Series A Preferred Stock" shall have the meaning ascribed to it in the recitals.

          "Options" shall have the meaning ascribed to it in Section 3.4.

          "Original Issue Price" shall have the meaning ascribed to it in the recitals.

          "Pequot" shall mean Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P., together with certain of their respective affiliates.

          "Permits" shall have the meaning ascribed to it in Section 3.8.

          "Permitted Liens" shall have the meaning ascribed to it in Section 3.6(a).

          "Person" shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

          "Plan" shall mean any plan described in ERISA 3(2) maintained for employees of the Company or any ERISA Affiliate other than a Multiemployer Plan.

          "Pledge Agreement" shall have the meaning ascribed to it in Section
2.2.

          "Prohibited Transaction(s)" shall mean any transaction described in
Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in 4975(c) of the Code which is not exempt by reason of Section 4975(c)(2) of the Code.

          "Proprietary Rights" shall have the meaning ascribed to it in Section 3.9(a).

          "Purchased Securities" shall have the meaning ascribed to it in
Section 1.6.

          "Purchased Shares" shall have the meaning ascribed to it in the recitals.

          "Purchaser(s)" shall have the meaning ascribed to it in the preliminary paragraph.

          "Purchaser Entity" shall have the meaning ascribed to it in Section
9.1.

          "Purchaser Option" shall mean the Series A-4 Purchaser Option and/or the Series A-5 Purchaser Option, as applicable.

          "Rejecting Purchaser" shall have the meaning ascribed to it in Section 1.3(b).

          "Release" shall mean any past or present release, spill, leak, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

          "Reportable Event" shall mean a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

          "Responsible Officer" shall mean the President, Chief Executive Officer, Vice President of Finance or Chief Financial Officer of the Company.

          "Restated Certificate" shall have the meaning ascribed to it in the recitals.

          "Restrictive Covenant(s)" shall have the meaning ascribed to it in
Section 8.2.

          "SEC" shall have the meaning ascribed to it in Section 3.22(a).

          "SEC Reports" shall have the meaning ascribed to it in Section
3.22(a).

          "Securities Act" shall have the meaning ascribed to it in Section
3.19.

          "Security Agreement" shall have the meaning ascribed to it in Section 2.2.

          "Senior Credit Agreement" shall have the meaning ascribed to it in
Section 2.3.

          "Senior Credit Facility" shall mean, at any time, the credit facility evidencing Senior Indebtedness.

          "Senior Indebtedness" means Indebtedness under the Senior Credit Agreement and Indebtedness under any future Senior Credit Facility so long as the Senior Lender thereunder is selected by the Borrower within 60 days following the date hereof and such future Senior Credit Facility consists of (a) borrowings determined on the basis of not more than 90% of the Company's accounts receivable, even though such facility may be secured by all of the Company's assets, (b) an additional amount not to exceed $20,000,000 and (c) only one Senior Credit Facility is in effect at any time, including the Senior Credit Agreement.

          "Senior Lender" means each holder of Senior Indebtedness.

          "Series A Preferred Stock" shall mean the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock, collectively.

          "Series A-1 Preferred Stock" shall have the meaning ascribed to it in the recitals.

          "Series A-2 Preferred Stock" shall have the meaning ascribed to it in the recitals.

          "Series A-3 Preferred Stock" shall have the meaning ascribed to it in the recitals.

          "Series A Purchased Shares" shall mean the Series A Preferred Stock sold and issued to the Initial Purchasers pursuant to the Initial Series A Purchase Agreement and the Purchased Shares, collectively.

          "Series A-3 Purchased Shares" shall mean the Series A-3 Preferred Stock sold and issued to the Purchasers set forth in Schedule I hereto in accordance with the Initial Series A Purchase Agreement.

          "Series A-3 Purchased Shares Purchase Price" shall mean $3.25 per share.

          "Series A-3 Warrants" shall mean detachable warrants to purchase that number of shares of Common Stock equal to 20% of the number of shares of Series A-3 Purchased Shares being purchased at such time at an exercise price equal to 125% of the per share purchase price of such Series A-3 Purchased Shares.

          "Series A-4 First Tranche Notes" shall have the meaning ascribed to it in the recitals.

          "Series A-4 Notice of Exercise" shall have the meaning ascribed to it in Section 1.3(a).

          "Series A-4 Notes" shall have the meaning ascribed to it in the recitals.

          "Series A-4 Preferred Stock" shall have the meaning ascribed to it in the recitals.

          "Series A-4 Purchased Shares" shall have the meaning ascribed to it in the recitals.

          "Series A-4 Purchaser Notice" shall have the meaning ascribed to it in
Section 1.3(b).

          "Series A-4 Purchaser Option" shall have the meaning ascribed to it in
Section 1.3(a).

          "Series A-4 Second Tranche Notes" shall have the meaning ascribed to it in the recitals.

          "Series A-4 Subsequent Closing" shall have the meaning ascribed to it in Section 1.3(a).

          "Series A-4 Warrants" shall have the meaning ascribed to it in the recitals.

          "Series A-5 Notes" shall have the meaning ascribed to it in the recitals.

          "Series A-5 Notice of Exercise" shall have the meaning ascribed to it in Section 1.4(a).

          "Series A-5 Preferred Stock" shall have the meaning ascribed to it in the recitals.

          "Series A-5 Purchaser Option" shall have the meaning ascribed to it in
Section 1.4(a).

          "Series A-5 Subsequent Closing" shall have the meaning ascribed to it in Section 1.4(a).

          "Series A-5 Purchased Shares" shall have the meaning ascribed to it in the recitals.

          "Shareholders' Agreement" shall have the meaning ascribed to it in the recitals.

          "Shareholder Approval" shall have the meaning ascribed to it in the recitals.

          "63% in Interest Additional Purchasers" shall mean the Additional Purchasers owning Purchased Securities, the original purchase price of which constitutes at least 63% of the amounts invested by all of the Additional Purchasers in all of the then outstanding Purchased Securities.

          "63% in Interest Purchasers" shall mean the Purchasers owning Purchased Securities, the original purchase price of which constitutes at least 63% of the amounts invested by all of the Purchasers in all of the then outstanding Purchased Securities.

          "Subordination Agreement" shall have the meaning ascribed to it in
Section 2.3.

          "Subsidiary(ies)" shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

          "Subsidiary Guarantee" shall have the meaning ascribed to it in
Section 2.4.

          "Subsidiary Guarantor" shall have the meaning ascribed to it in
Section 2.4.

          "Subsidiary Security Agreement" shall have the meaning ascribed to it in Section 2.2.

          "Subsequent Closing" shall have the meaning ascribed to it in Section 1.8.

          "Subsequent Closing Date" shall have the meaning ascribed to it in
Section 1.8.

          "Supermajority Additional Purchasers" shall mean the Additional Purchasers owning Purchased Securities, the original purchase price of which constitutes at least 75% of the amounts invested by all of the Additional Purchasers in all of the then outstanding Purchased Securities.

          "Textron" shall have the meaning ascribed to it in Section 2.3.

          "Transaction Document(s)" shall mean, collectively, this Agreement, the Purchased Securities, the Shareholders' Agreement, the Registration Rights Agreement, the Security Agreement, the Subsidiary Security Agreement, the Pledge Agreement, the Subsidiary Guarantee and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

          "Voting Agreement" shall have the meaning ascribed to it in the recitals.

          "Warrants" shall have the meaning ascribed to it in the recitals.

     11. Post-Closing Covenants.

          11.1 Shareholder Approval. As soon as practicable after the date hereof, the Company shall use its best efforts to hold a meeting of the Company's shareholders in compliance with the rules of the SEC regarding proxies, consents and authorizations of shareholders in Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and shall make all appropriate filings related thereto (including, without limitation, the filing of any effective proxy statement) with the SEC to give effect thereto, to approve the Restated Certificate, the authorization and issuance of (or the conversion of the Notes into) the New Series A Preferred Stock, the issuance and exercise of the Series A-4 Warrants and the issuance of any Common Stock issuable upon conversion or exercise of the foregoing. The Company shall use its reasonable commercial efforts to deliver to the Purchasers a copy of such proxy statement and any amendments and supplements thereto at least five days prior to the filing thereof with the SEC.

          11.2 Restated Certificate. Promptly following the Shareholder Approval, the Company shall file the Restated Certificate with the Secretary of State of the State of New York.

          11.3 Filing of Financing Statements. The Company shall have filed, within 5 days of the Initial Closing Date, appropriately completed and duly executed financing statements on Form UCC-1 with respect to the collateral, each to be filed, with respect to the Company, with the Secretary of State of the State of New York and with respect to any Subsidiary, with the applicable office or recordation in the applicable jurisdiction of such Subsidiary, in each case, in form and substance reasonably satisfactory to the Additional Purchasers and shall provide evidence to the Collateral Agent of such filing.

          11.4 Filing of Patent, Trademark and Copyright Recordation Forms. The Company shall have prepared within 30 days of the Initial Closing Date and shall, upon the request of the Additional Purchasers, file promptly thereafter, recordation forms with respect to the collateral with the United States Patent and Trademark Office, if necessary, to secure the Additional Purchasers' security interest in the Patents and Trademarks pledged as collateral (as such term is defined in the Security Agreement) in the Security Agreement and with the United States Copyright Office to perfect the Additional Purchasers' security interest in the Copyrights pledged as collateral in the Security Agreement, in each case in form and substance reasonably satisfactory to the Additional Purchasers.

     12. Miscellaneous.

          12.1 Survival of Representations and Warranties. The representations and warranties of the Company and Purchasers contained in or made pursuant to
(i) Section 2 of the Initial Series A Purchase Agreement (other than those made in Sections 2.17 and 2.20) and (ii) this Agreement (other than those made in Sections 4.17 and 4.20) shall survive the execution and delivery of this Agreement and the other Transaction Documents (A) with respect to the representations and warranties made pursuant to Section 2 of the Initial Series A Purchase Agreement, (w) in connection with the initial closing thereunder, until the date that is three months following the end of the second fiscal year of the Company ending after the date of such initial closing and (x) in connection with any subsequent closing thereunder, until eighteen months after the date of such subsequent closing, but in no event, earlier than the time period set forth in clause (w) above and (B) with respect to the representations, warranties and covenants made pursuant to this Agreement, (y) in connection with the Initial Closing, until the date that is three months following the end of the second fiscal year of the Company ending after the Initial Closing Date and (z) in connection with any Subsequent Closing, until eighteen months after such Subsequent Closing Date, but in no event, earlier than the time period set forth in clause (y) above . The representations and warranties of the Company made in (A) Sections 4.17 and 4.20 of this Agreement shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Initial Closing and (B) Sections 2.17 and 2.20 of the Initial Series A Purchase Agreement shall survive the execution and delivery of the Initial Series A Purchase Agreement and the other transaction documents and the initial closing contemplated thereunder, in any event, for a period of six months after the applicable statute of limitations has expired, and, in each case, such representations and warranties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

          12.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subject to applicable securities laws and the Shareholders' Agreement, each Purchaser shall have the right to assign all of the rights, title and interest of such Purchaser pursuant to this Agreement, including, without limitation, the right to purchase the Purchased Securities and any shares of Common Stock issuable upon conversion thereon, to any third party reasonably acceptable to the Company.

          12.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

          12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          12.6 Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices shall be addressed as follows:

          (a) if to an Initial Purchaser, to such Initial Purchaser's address set forth on Schedule I hereto;

          (b) if to an Additional Purchaser, to such Additional Purchaser's address set forth on Schedule II hereto, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing, with a copy to (i) with respect to Constellation, Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111, Attention: Kristopher D. Brown, facsimile number (212) 841-5725; or

          (c) if to the Company, to MTM Technologies, Inc., 850 Canal Street, Stamford, Connecticut 06902, Attention: General Counsel, facsimile number (203) 975-3701, or at such other address or facsimile number as the Company shall have furnished in writing to the Purchasers, with a copy to Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022, Attention: E. Ann Gill, facsimile number (212) 603.2001.

          All notices shall be effective upon receipt.

          12.7 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby. If the transactions contemplated hereby are consummated on the Initial Closing Date or if the Company enters into a transaction with another potential purchaser not affiliated with either Additional Purchaser on substantially the terms set forth in this Agreement, the Company shall reimburse the Additional Purchasers for the reasonable out-of-pocket expenses (including legal fees and disbursements paid to counsel to the Additional Purchasers), which the Additional Purchasers have incurred with respect to the negotiation, execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in an amount not exceeding one-hundred and ten thousand dollars ($110,000) with respect to the Initial Closing and, for each Subsequent Closing, an amount not to exceed ten thousand dollars ($10,000). The Company shall pay all costs and expenses (including reasonable legal fees and expenses) incurred by the Additional Purchasers in connection with, and, to the extent the Additional Purchasers prevail in, the enforcement of this Agreement and the Transaction Documents and in connection with any filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that may be incurred by the Additional Purchasers as a result of the purchase or ownership of the Purchased Securities. The Company shall pay all reasonable expenses incurred by all Company directors who are not officers or employees of the

Company in connection with their attendance at meetings of the Company's Board of Directors (including all reasonable travel and lodging expenses related thereto).

          12.8 Consents, Amendments and Waivers.

          Subject to Sections, 13.8(a), (b) and (c), any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), only with the written consent of the 63% in Interest Additional Purchasers as provided in Sections 13.8(c) and (d) and the written consent of the Company. Any amendment or waiver effected in accordance with this Section 12.8 shall be binding upon each of the parties hereto.

          (a) Subject to the terms of Sections 13.8(b) and (c), and except to the extent expressly provided in Section 9, to the extent that (i) the terms of this Agreement require a Credit Party to obtain the consent or approval of the Additional Purchasers, (ii) the terms of this Agreement require or permit the Collateral Agent to take any action, including but not limited to declaring an Event of Default, (iii) a Credit Party seeks an amendment to or termination of any of the terms of this Agreement or (iv) a Credit Party seeks a waiver of any right of the Additional Purchasers under this Agreement, such consent, approval, action, termination, amendment or waiver (each, an "Approval") shall be made by a 63% in Interest Additional Purchasers.

          (b) Notwithstanding anything to the contrary contained in Section 12.8(a), the Purchasers and the Company shall not, without the prior written consent and approval of at least the Supermajority Additional Purchasers, amend, modify, terminate or obtain a waiver of any provision of this Agreement, which will have the effect of (i) reducing the principal amount of any Notes or of any payment required to be made to the holders thereof, or modifying the terms of a payment or prepayment thereof or (ii) reducing the rate or extending the time for payment of interest under any Notes or (iii) releasing any collateral.

          (c) Notwithstanding anything to the contrary contained in this Section 12.8, the Purchasers and the Company shall not, without the prior written consent and approval of at least the 63% in Interest Purchasers, amend, modify, terminate or obtain a waiver of any provision of Section 7, Section 9 or Section 12 of this Agreement.

          (d) Notwithstanding anything to the contrary contained in Section 12.8(a), following a default pursuant to Section 6.1(a) hereof (a) each Additional Purchaser shall be permitted to exercise all of its rights and remedies under this Agreement, the Note held by such Additional Purchaser, and the Transaction Documents individually, and (b) the Company shall be required to seek any and all consents, approvals, waivers, terminations or amendments pursuant to this Agreement from each such Additional Purchaser individually, as provided in this Agreement. Each Additional Purchaser agrees that, for the benefit of the other Additional Purchasers, any proceeds received by such Additional Purchaser as a result of the exercise of rights and remedies under this Agreement pursuant to this Section 12.8(d) will be divided, pro rata, among all Additional Purchasers.

          12.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

          12.10 Entire Agreement. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents and acknowledges that it has not executed the Transaction Documents in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

          12.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

          12.12 Facsimile Signatures. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

          12.13 Other Remedies. In addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents. No right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

          12.14 Further Assurances. At any time or from time to time after any Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

          12.15 Exchanges; Lost, Stolen or Mutilated Stock Certificates and Warrants. Upon surrender by any Purchaser to the Company of any Note, stock certificate, Warrant or Additional Warrant, the Company at its expense shall issue in exchange therefor, and deliver to such Purchaser, a replacement Note, stock certificate, Warrant or Additional Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, stock certificate, Warrant or Additional Warrant and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such Note, stock certificate, Warrant or Additional Warrant, the Company shall issue and deliver to such Purchaser a new Note, stock certificate, Warrant or Additional Warrant of like tenor, in lieu of such lost, stolen or mutilated Note, stock certificate, Warrant or Additional Warrant.

          12.16 Termination. This Agreement may be terminated at any time prior to the Initial Closing by mutual agreement of the Company and all Additional Purchasers set forth in writing.

          12.17 Preemptive Rights. To the extent that any Purchaser has or holds preemptive rights, such Purchaser hereby waives any and all preemptive rights that it may have with respect to the Purchased Securities issued or issuable pursuant to this Agreement.

          12.18 Consent of Series A Holders. By its execution below, the Initial Purchasers hereby consent to the transactions contemplated by this Agreement and the other Transaction Documents, as required by the Existing Certificate and the Initial Series A Purchase Agreement.

          12.19 Termination of Initial Series A Purchase Agreement. Except as otherwise set forth in this Agreement, including, without limitation, Sections 9 and 12 hereof, by its execution below, the Initial Purchasers hereby consent to the termination of the Initial Series A Purchase Agreement and agree that after the date hereof, the Initial Series A Purchase Agreement shall be of no further force and effect.

          12.20 Public Announcements. The Company shall obtain the prior written consent of any Additional Purchaser prior to any dissemination of information to the public referring to or mentioning the name of any such Additional Purchaser or any affiliate thereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     The Company:

                                     MTM TECHNOLOGIES, INC.



                                     By: /s/ Francis J. Alfano
                                        ---------------------------------------
                                        Name:  Francis J. Alfano
                                        Title: Chief Executive Officer



                      Signature Page to Purchase Agreement

                                     The Initial Purchasers:
                                     -----------------------

                                     PEQUOT PRIVATE EQUITY FUND III, L.P.

                                     By:      Pequot Capital Management, Inc.,
                                              its Investment Manager

                                     By: /s/ Aryeh Davis
                                        ---------------------------------------
                                         Name: Aryeh Davis
                                         Title: General Counsel


                                     PEQUOT OFFSHORE PRIVATE EQUITY
                                     PARTNERS III, L.P.

                                     By:      Pequot Capital Management, Inc.,
                                              its Investment Manager


                                     By: /s/ Aryeh Davis
                                        ---------------------------------------
                                         Name:  Aryeh Davis
                                         Title: General Counsel


                      Signature Page to Purchase Agreement

                                     The Initial Purchasers:
                                     -----------------------

                                     CONSTELLATION VENTURE CAPITAL II, L.P.

                                     By: Constellation Ventures
                                         Management II, LLC
                                     Its General Partner

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director


                                     CONSTELLATION VENTURE CAPITAL
                                     OFFSHORE II, L.P.

                                     By: Constellation Ventures
                                         Management II, LLC
                                     Its General Partner

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director


                                     THE BSC EMPLOYEE FUND VI, L.P.

                                     By: Constellation Ventures
                                         Management II, LLC
                                     Its General Partner

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director


                                     CVC II PARTNERS, LLC

                                     By:  The Bear Stearns Companies Inc.
                                     Its Managing Member

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director



                      Signature Page to Purchase Agreement

                                     The Additional Purchasers:
                                     --------------------------

                                     PEQUOT PRIVATE EQUITY FUND III, L.P.

                                     By:  Pequot Capital Management, Inc.,
                                          its Investment Manager

                                     By: /s/ Aryeh Davis
                                        ---------------------------------------
                                         Name:  Aryeh Davis
                                         Title: General Counsel


                                     PEQUOT OFFSHORE PRIVATE EQUITY
                                     PARTNERS III, L.P.

                                     By:  Pequot Capital Management, Inc.,
                                          its Investment Manager


                                     By: /s/ Aryeh Davis
                                        ---------------------------------------
                                         Name:  Aryeh Davis
                                         Title: General Counsel


                                     CONSTELLATION VENTURE CAPITAL II, L.P.

                                     By: Constellation Ventures
                                         Management II, LLC
                                     Its General Partner

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director

                                     CONSTELLATION VENTURE CAPITAL
                                     OFFSHORE II, L.P.

                                     By: Constellation Ventures
                                         Management II, LLC
                                     Its General Partner

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director


                      Signature Page to Purchase Agreement

                                     THE BSC EMPLOYEE FUND VI, L.P.

                                     By: Constellation Ventures
                                         Management II, LLC
                                     Its General Partner

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director


                                     CVC II PARTNERS, LLC

                                     By:  The Bear Stearns Companies Inc.
                                     Its Managing Member

                                     By: /s/ Clifford Friedman
                                        ---------------------------------------
                                     Name:  Clifford Friedman
                                     Title: Senior Managing Director



                      Signature Page to Purchase Agreement

                                   SCHEDULE I
                                   ----------

                    NAMES AND ADDRESSES OF INITIAL PURCHASERS
                    -----------------------------------------

1. Pequot Private Equity Fund III, L.P.
c/o Pequot Capital Management, Inc. 500
Nyala Farm Road
Westport, Connecticut 06880
Attention: Carlos Rodrigues
Fax:  (203) 429-2420

with a copy to

Aryeh Davis
c/o Pequot Capital Management, Inc.
153 East 53rd Street
New York, New York 10022
Fax: (212) 651-3481

2. Pequot Offshore Private Equity Partners III, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880
Attention: Carlos Rodrigues
Fax:  (203) 429-2420

with a copy to

Aryeh Davis
c/o Pequot Capital Management, Inc.
153 East 53rd Street
New York, New York 10022
Fax: (212) 651-3481

3. Constellation Venture Capital II, L.P.
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179

4. Constellation Venture Capital Offshore II, L.P.
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179

5. The BSC Employee Fund VI, L.P.
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179

6. CVC Partners II, LLC
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179

                                   SCHEDULE II
                                   -----------

                  NAMES AND ADDRESSES OF ADDITIONAL PURCHASERS
                  --------------------------------------------

1. Pequot Private Equity Fund III, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880
Attention: Carlos Rodrigues
Fax: (203) 429-2420

with a copy to

Aryeh Davis
c/o Pequot Capital Management, Inc.
153 East 53rd Street
New York, New York 10022
Fax: (212) 651-3481

2. Pequot Offshore Private Equity Partners III, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880
Attention: Carlos Rodrigues
Fax: (203) 429-2420

with a copy to

Aryeh Davis
c/o Pequot Capital Management, Inc.
153 East 53rd Street
New York, New York 10022
Fax: (212) 651-3481

3. Constellation Venture Capital II, L.P.
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179

4. Constellation Venture Capital Offshore II, L.P.
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179

5. The BSC Employee Fund VI, L.P.
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179

6. CVC Partners II, LLC
c/o Constellation Ventures
383 Madison Avenue
28th Floor
New York, New York 10179


                                              SCHEDULE III
                                              ------------
                                        SCHEDULE OF PURCHASERS
                                        ----------------------

  NAME AND ADDRESS                                         SERIES A-4 FIRST          NUMBER OF WARRANT
         OF                                             TRANCHE NOTE PURCHASE             SHARES/1/
     PURCHASER                                                  PRICE

Pequot Private Equity Fund III, L.P.                         $5,477,807.00                 337,096

Pequot Offshore Private Equity Partners III, L.P.              $772,193.00                  47,520

Constellation Venture Capital II, L.P.                       $1,872,133.25                 115,208

Constellation Venture Capital Offshore II, L.P.                $996,261.50                  61,309

The BSC Employee Fund VI, L.P.                                 $834,853.50                  51,376

CVC Partners II, LLC                                            $46,751.25                   2,877

Totals                                                       $9,999,999.50                 615,386









-----------------
1.  /1/ Subject to adjustments in accordance with the terms of the Warrants.


                                    EXHIBIT A
                                    ---------

                       INITIAL SERIES A PURCHASE AGREEMENT
                       -----------------------------------

                                    EXHIBIT B
                                    ---------

                              RESTATED CERTIFICATE
                              --------------------

                                    EXHIBIT C
                                    ---------

                                VOTING AGREEMENT
                                ----------------

                              EXHIBIT D-1, D-2, D-3
                              ---------------------

                                  FORM OF NOTES
                                  -------------

                                    EXHIBIT E
                                    ---------

                     FORM OF WARRANT AND ADDITIONAL WARRANTS
                     ---------------------------------------

                                    EXHIBIT F
                                    ---------

                           FORM OF SECURITY AGREEMENT
                           --------------------------

                                    EXHIBIT G
                                    ---------

                      FORM OF SUBSIDIARY SECURITY AGREEMENT
                      -------------------------------------

                                    EXHIBIT H
                                    ---------

                            FORM OF PLEDGE AGREEMENT
                            ------------------------

                                    EXHIBIT I
                                    ---------

                         FORM OF SUBORDINATION AGREEMENT
                         -------------------------------

                                    EXHIBIT J
                                    ---------

                          FORM OF SUBSIDIARY GUARANTEE
                          ----------------------------

                                    EXHIBIT K
                                    ---------

                              CAPITALIZATION TABLE
                              --------------------

                                    EXHIBIT L
                                    ---------

                         PRINCIPAL OFFICES OF PURCHASERS
                         -------------------------------

                                    EXHIBIT M
                                    ---------

                         FORM OF SHAREHOLDERS AGREEMENT
                         ------------------------------

                                    EXHIBIT N
                                    ---------

                      FORM OF REGISTRATION RIGHTS AGREEMENT
                      -------------------------------------

                                    EXHIBIT O
                                    ---------

                                 DEBT COVENANTS
                                 --------------

1.       Affirmative Covenants.

          1.1 Taxes. The Company shall file all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due.

          1.2 Notice of Litigation. The Company shall promptly notify the Additional Purchasers in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the collateral or the Company's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance.

          1.3 ERISA. The Company shall notify the Additional Purchasers (i) promptly upon the occurrence of any event described in paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets.

          1.4 Change In Location. The Company shall notify the Additional Purchasers in writing 45 days prior to any change in the location of the Company's chief executive office or the location of any collateral, or the Company's opening or closing of any other place of business.

          1.5 Corporate Existence. The Company shall maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, trademarks, copyrights, licenses and patents, for the conduct of its business.

          1.6 Labor Disputes. The Company shall promptly notify the Additional Purchasers in writing of any material labor dispute to which the Company is or may become subject and the expiration of any labor contract to which the Company is a party or bound.

          1.7 Violations of Law. The Company shall promptly notify the Additional Purchasers in writing of any violation of any law, statute, regulation or ordinance of any Governmental Authority, or of any agency thereof, applicable to the Company which may materially and adversely affect the collateral or the Company's business, assets, prospects, operations or condition, financial or otherwise.

          1.8 Defaults. The Company shall notify the Additional Purchasers in writing within five Business Days of the occurrence of the Company's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which the Company is a party or by which the Company is bound, or any other default under any Indebtedness.

          1.9 Capital Expenditures. The Company shall promptly notify the Additional Purchasers in writing of any Capital Expenditure materially affecting the Company's business, assets, prospects, operations or condition, financial or otherwise.

          1.10 Books and Records. The Company shall keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all of its financial transactions.

          1.11 Leases; Warehouse Agreements. The Company shall provide the Additional Purchasers with (i) copies of all agreements between the Company and any landlord or warehouseman which owns any premises at which any collateral may, from time to time be located and (ii) landlord and mortgage waivers in a form reasonably acceptable to the Additional Purchasers with respect to all locations where any collateral is hereafter located.

          1.12 Financial Statements. The Company shall furnish to the Collateral Agent and each Additional Purchaser:

          (a) As soon as practicable, and in any event by the date of filing thereof by the Company with the SEC pursuant to the Company's reporting requirements under the Exchange Act, the Company shall furnish to the Collateral Agent and each Additional Purchaser Consolidated statements of income, cash flows and changes in stockholders' equity of the Company for such fiscal year and a Consolidated balance sheet of the Company as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding calendar year. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Collateral Agent and each Additional Purchaser. Such opinion shall be free of exceptions or qualifications not acceptable to the 63% in Interest Additional Purchasers and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that
(i) such accountants examined such financial statements in accordance with GAAP and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and
(ii) in the opinion of such accountants such financial statements present fairly in all material respects the financial position of the Company as of the end of such fiscal year and the results of its operations and its cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP; and

          (b) As soon as practicable, and in any event by the date of filing thereof by the Company with the SEC pursuant to the Company's reporting requirements under the Exchange Act, the Company shall furnish to the Collateral Agent and each Additional Purchaser unaudited Consolidated statements of income and cash flows of the Company for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited Consolidated balance sheet of the Company as of the close of such fiscal quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year. Such financial statements shall be certified by a Responsible Officer of the Company as presenting fairly in all material respects the financial position of the Company as of the end of such fiscal quarter and the results of its operations and its cash flows for such fiscal quarter, in conformity with GAAP (but without physical inventory), subject to normal and recurring year-end audit adjustments and the lack of complete footnotes.

          1.13 Further Information; Further Assurances. The Company will, with reasonable promptness, provide to the Collateral Agent and each Additional Purchaser such further assurances and additional information, reports and statements respecting its business, operations, properties and financial condition and respecting its Affiliates and investments, as the Collateral Agent and/or each Additional Purchaser may from time to time reasonably request.

          1.14 Financial Covenants. The Company will maintain on the last day of each fiscal quarter the following:

Tangible Net Worth                                 Not less than $11,000,000

Debt/Tangible Net Worth                            Equal to or less than 3:1

Liquidity                                          Equal to or greater than 1:1

EBITDA (beginning in the last quarter
of the 2005 fiscal year)                           Greater than 0


The calculation of the amounts set forth above shall be made in the same manner as required by the Senior Credit Agreement.

          1.15 Shareholder Approval. As soon as practicable after the date hereof, the Company shall use its best efforts to hold a meeting of the Company's shareholders in compliance with the rules of the SEC regarding proxies, consents and authorizations of shareholders in Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and shall make all appropriate filings related thereto (including, without limitation, the filing of any effective proxy statement) with the SEC to give effect thereto, to approve the Restated Certificate, the authorization and issuance of (or the conversion of the Notes into) the New Series A Preferred Stock, the issuance and exercise of the Series A-4 Warrants and the issuance of any Common Stock issuable upon conversion or exercise of the foregoing. The Company shall use its reasonable commercial efforts to deliver to the Additional Purchasers a copy of such proxy statement and any amendments and supplements thereto at least five days prior to the filing thereof with the SEC.

          1.16 Restated Certificate. Promptly following the Shareholder Approval, the Company shall file the Restated Certificate with the Secretary of State of the State of New York.

2.       Negative Covenants.

So long as the Notes are outstanding and have not been converted, the Company covenants and agrees that, until the final payment in full or conversion of the Notes, it will not and will cause the Subsidiaries not to perform any of the following:

          2.1 Mergers. Except as permitted by the Certificate of Incorporation without approval of the shareholders, merge or consolidate with or acquire any other Person or make any other material change in its capital structure or in its business or operations, in any such case, which might materially adversely affect the repayment of the Note Indebtedness.

          2.2 Loans. Except as permitted by the Certificate of Incorporation without approval of the shareholders, make advances, loans or extensions of credit to, or invest in, any Person except for intercompany loans between the Company and its Subsidiaries.

          2.3 Dividends. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock except for dividends on the Series A Preferred Stock issued pursuant to the Initial Series A Purchase Agreement and this Agreement so long, as no Event of Default under this Agreement has occurred and is continuing, provided that the foregoing shall not prohibit the payment of dividends solely in the form of capital stock of the Company.

          2.4 Adverse Transactions. Enter into any transaction which materially and adversely affects the collateral or its ability to repay the Note Indebtedness in full as and when due.

          2.5 Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit; and except for any existing guarantees made by the Company prior to the date hereof, if any.

          2.6 Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis.

          2.7 Name. Use any corporate or fictitious name other than its corporate name as set forth in its Existing Certificate.

          2.8 Prepayment. Prepay any Indebtedness other than trade payables.

          2.9 Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Company in any fiscal year (commencing with the 2005 fiscal year) would exceed $2,000,000.

          2.10 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases), other than (i) the Senior Credit Facility, (ii) the Note Indebtedness, (iii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iv) other Indebtedness existing on the date of this Agreement and reflected in the most recent quarterly report on Form 10-Q and (v) any issuance of debt that is subordinate to the Note Indebtedness.

          2.11 Nature of Business. Enter into any new business, or make any material change in any of the Company's business objectives, purposes or operations.

          2.12 Real Property. Purchase or acquire any real property without each Additional Purchaser's prior written consent, a condition of which consent shall include delivery of appropriate environmental reports and analysis, in form and substance satisfactory to the Additional Purchasers.

          2.13 Liens. Create, incur, assume or suffer to exist any Lien, whether now owned or hereafter acquired, except Permitted Liens.

          2.14 Change in Fiscal Year; Auditors. Change or permit any subsidiary to change the commencement or ending date of its fiscal year or retain the independent public auditors for purposes of preparing the Company's audited financial statements which are different than those retained by the Company and its Subsidiaries at the time of the Initial Closing Date, in each case, without receiving the prior written consent of the Additional Purchasers.

          2.15 Issuance of Stock. The Company shall not issue or permit any subsidiary to issue any capital stock after the Initial Closing Date without the prior written approval of the Additional Purchasers, except for issuances of stock contemplated by the this Agreement, the Initial Series A Purchase Agreement, and pursuant to the Company's various stock option and other employee benefit plans or in connection with a strategic investment or similar transaction approved by a majority of the Board of Directors.

     3. Certain Definitions. For the purposes of this Exhibit O the following terms will have the following meanings:

          "Capital Expenditure(s)" shall mean, all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

          "Capital Lease(s)" of any Person shall mean any lease which is, or is required under GAAP to be, capitalized for financial reporting purposes and reflected as a liability on the balance sheet of such Person.

          "Capital Lease Obligations" shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capital Lease.

          "Indebtedness" of a Person shall mean:

          (a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person (other than trade payables and accrued liabilities in the ordinary course);

          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (c) all obligations of such Person for the deferred purchase price of property or services;

          (d) all obligations secured by a Lien on property owned by such Person, whether or not assumed (except inchoate Liens securing obligations not yet due and payable); and all Capital Lease Obligations or obligations under Synthetic Leases (without regard to any limitation on the rights and remedies of the holder of such Lien or the lessor under such Capital Lease or Synthetic Lease to repossession or sale of such property);

          (e) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other payment or monetary indemnification obligations of such Person associated with such letters of credit or draws thereon;

          (f) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

          (g) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

          "Liquidity" shall have the meaning given such term in the Senior Credit Agreement.

          "Synthetic Lease(s)" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where the transaction is considered Indebtedness for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

          "Tangible Net Worth" shall mean, at any time, an amount equal to (i) the sum of the amounts at which the Company's cash, receivables, inventory (calculated at the lower of cost or market and determined on a first-in; first-out basis) and net fixed assets would be shown on a balance sheet of the Company at such date prepared in accordance with GAAP, provided that amounts due from Affiliates shall be excluded therefrom, minus (ii) Indebtedness of the Company at such date.

                                TABLE OF CONTENTS


                                                          1
1. Purchase and Sale of the Notes, Purchased Shares, Warrants
   and the Additional Warrants................................................3

   1.1   Authorization of Issuance of the Notes, Purchased Shares, Warrants
         and the Additional Warrants..........................................3
   1.2   Purchase and Sale of Series A4 First Tranche Notes and Warrants......4
   1.3   Purchase and Sale of Series A4 Second Tranche Notes or Additional
         Series A4 Purchased Shares and Additional Warrants....................4
   1.4   Purchase and Sale of Series A5 Notes and Series A5 Purchased Shares...5
   1.5   Certain Rights of the Additional Purchasers...........................6
   1.6   Use of Proceeds.......................................................6
   1.7   Initial Closing.......................................................6
   1.8   Subsequent Closings...................................................7

2. Term of the Notes; Security for the Notes; Subordination; Collateral Agent..8

   2.1   General...............................................................8
   2.2   Security..............................................................8
   2.3   Subordination.........................................................8
   2.4   Subsidiary Security Arrangements......................................9
   2.5   Collateral Agent......................................................9

3. Representations and Warranties of the Company...............................9


   3.1   Organization and Qualification........................................9
   3.2   Certificate of Incorporation and Bylaws...............................9
   3.3   Corporate Power and Authority.........................................9
   3.4   Capitalization.......................................................10
   3.5   Authorization........................................................12
   3.6   Title to Properties and Assets; Leases; Insurance....................12
   3.7   RelatedParty Transactions............................................12
   3.8   Permits; Compliance with Applicable Law..............................13
   3.9   Proprietary Rights...................................................13
   3.10  Material Contracts...................................................15
   3.11  Absence of Undisclosed Liabilities...................................16
   3.12  Absence of Conflicts.................................................16
   3.13  Litigation...........................................................16
   3.14  Consents.............................................................16
   3.15  Labor Relations; Employees...........................................17
   3.16  Employee Benefit Plans...............................................17
   3.17  Tax Returns, Payments and Elections..................................18
   3.18  Brokers or Finders...................................................18
   3.19  Offering Exemption...................................................19
   3.20  Environmental Matters................................................19
   3.21  Offering of Purchased Shares and Warrants............................20
   3.22  SEC Reports; Disclosure..............................................20

   3.23  Financial Statements.................................................21
   3.24  Changes..............................................................21
   3.25  Existing Registration Rights.........................................22
   3.26  Suppliers and Customers..............................................23
   3.27  Foreign Corrupt Practices Act........................................23

4. Representations and Warranties of the Additional Purchasers................23


   4.1   Organization and Qualification.......................................23
   4.2   Power and Authority..................................................23
   4.3   Authorization........................................................23
   4.4   Purchase Entirely for Own Account....................................24
   4.5   Disclosure of Information............................................24
   4.6   Investment Experience................................................24
   4.7   Accredited Investor..................................................24
   4.8   Restricted Securities; Legends.......................................24
   4.9   No General Solicitation..............................................25
   4.10  Absence of Conflicts.................................................25
   4.11  Brokers or Finders...................................................26

5. Conditions of the Parties..................................................26


   5.1   Conditions of Additional Purchasers' Obligations at any Closing......26
   5.2   Conditions of Additional Purchasers' Obligations at the Initial
         Closing..............................................................28
   5.3   Conditions of Additional Purchasers' Obligations at any Subsequent
         Closing..............................................................29
   5.4   Conditions of Company's Obligations at any Closing...................29

6. Events of Default and Remedies.............................................30


   6.1   Events of Default....................................................30
   6.2   Exercise of Remedies.................................................32
   6.3   Waiver of Defaults...................................................32

7. Equity Covenants...........................................................32


   7.1   Financial Statements.................................................32
   7.2   Certain Other Reports and Information................................33
   7.3   Further Information; Further Assurances..............................33
   7.4   Notice of Certain Events.............................................33
   7.5   Visitation; Verification.............................................34
   7.6   Insurance............................................................34
   7.7   Payment of Taxes and Other Potential Charges and Priority Claims.....34
   7.8   Preservation of Corporate Status.....................................35
   7.9   Governmental Approvals and Filings...................................35
   7.10  Maintenance of Properties............................................35
   7.11  Financial Accounting Practices.......................................36

8. Debt Covenants.............................................................36


   8.1   General..............................................................36
   8.2   Most Favored Nations.................................................36

9. Indemnification............................................................36


   9.1   General Indemnification..............................................36
   9.2   Indemnification Principles...........................................37
   9.3   Claim Notice; Right to Defend........................................37

10.Certain Definitions........................................................38



11.PostClosing Covenants......................................................47


   11.1  Shareholder Approval.................................................47
   11.2  Restated Certificate.................................................47
   11.3  Filing of Financing Statements.......................................47
   11.4  Filing of Patent, Trademark and Copyright Recordation Forms..........47

12.Miscellaneous..............................................................48


   12.1  Survival of Representations and Warranties...........................48
   12.2  Successors and Assigns...............................................48
   12.3  Governing Law........................................................48
   12.4  Counterparts.........................................................48
   12.5  Titles and Subtitles.................................................49
   12.6  Notices..............................................................49
   12.7  Expenses.............................................................49
   12.8  Consents, Amendments and Waivers.....................................50
   12.9  Severability.........................................................50
   12.10 Entire Agreement.....................................................51
   12.11 Delays or Omissions..................................................51
   12.12 Facsimile Signatures.................................................51
   12.13 Other Remedies.......................................................51
   12.14 Further Assurances...................................................51
   12.15 Exchanges; Lost, Stolen or Mutilated Stock Certificates and
         Warrants.............................................................52
   12.16 Termination..........................................................52
   12.17 Preemptive Rights....................................................52
   12.18 Consent of Series A Holders..........................................52
   12.19 Termination of Initial Series A Purchase Agreement...................52
   12.20 Public Announcements.................................................52

1. Affirmative Covenants......................................................77


   1.1   Taxes................................................................77
   1.2   Notice of Litigation.................................................77
   1.3   ERISA................................................................77
   1.4   Change In Location...................................................77

   1.5   Corporate Existence..................................................77
   1.6   Labor Disputes.......................................................77
   1.7   Violations of Law....................................................77
   1.8   Defaults.............................................................77
   1.9   Capital Expenditures.................................................78
   1.10  Books and Records....................................................78
   1.11  Leases; Warehouse Agreements.........................................78
   1.12  Financial Statements.................................................78
   1.13  Further Information; Further Assurances..............................79
   1.14  Financial Covenants..................................................79
   1.15  Shareholder Approval.................................................79
   1.16  Restated Certificate.................................................80

2. Negative Covenants.........................................................80


   2.1   Mergers..............................................................80
   2.2   Loans................................................................80
   2.3   Dividends............................................................80
   2.4   Adverse Transactions.................................................80
   2.5   Indebtedness of Others...............................................80
   2.6   Repurchase...........................................................80
   2.7   Name.................................................................80
   2.8   Prepayment...........................................................80
   2.9   Capital Expenditure..................................................80
   2.10  Indebtedness.........................................................81
   2.11  Nature of Business...................................................81
   2.12  Real Property........................................................81
   2.13  Liens................................................................81
   2.14  Change in Fiscal Year; Auditors......................................81
   2.15  Issuance of Stock....................................................81

3. Certain Definitions........................................................81

                            EXHIBIT & SCHEDULES LIST
                            ------------------------

Exhibit A      -     Initial Series A Purchase Agreement
Exhibit B      -     Restated Certificate
Exhibit C      -     Voting Agreement
Exhibit D-1    -     Form of Series A-4 First Tranche Note
Exhibit D-2          Form of Series A-4 Second  Tranche Note
Exhibit D-3          Form of Series A-5 Note
Exhibit E-1          Form of Warrants
Exhibit E-2    -     Form of Additional Warrants
Exhibit F      -     Form of Security Agreement
Exhibit G      -     Form of Subsidiary Security Agreement
Exhibit H      -     Form of Pledge Agreement
Exhibit I      -     Form of Subordination Agreement
Exhibit J      -     Form of Subsidiary Guarantee
Exhibit K      -     Pro-Forma Capitalization Table
Exhibit L      -     Principal Place of Business of Purchasers
Exhibit M      -     Form of Shareholders Agreement
Exhibit N      -     Form of Registration Rights Agreement
Exhibit O      -     Debt Covenants

Schedule I           List of Initial Purchasers
Schedule II          List of Additional Purchasers
Schedule III   -     Schedule of Purchasers

                              DISCLOSURE SCHEDULES

SECTIONS
--------

Section 3.1       Jurisdictions; Subsidiaries

Section 3.4 Options, Warrants; Shareholder Agreements; Repurchase Obligations; Declarations of Dividends; Stock Option Agreements

Section 3.6(a)    Permitted Liens

Section 3.7       Related Party Transactions

Section 3.8       Permits

Section 3.9(a) Patents, Trademarks and Copyrights; Infringement on Proprietary Rights

Section 3.9(b)    Company Software

Section 3.9(c)    Proprietary Information and Inventions Agreements

Section 3.9(f)    Proprietary Rights Licenses

Section 3.10(b)   Material Contract in Arrears or Waived

Section 3.12      Conflicts

Section 3.13      Litigation

Section 3.15      Labor Relations; Employees

Section 3.16(a)   Employee Agreements; Benefit Plans

Section 3.16(b)   Non Compliant Employee Benefit Plans

Section 3.18      Brokers and Finders

Section 3.20(b)   Environmental Matters

Section 3.20(c)   Hazardous Materials

Section 3.22(b)   Material Misstatements

Section 3.22(d)   Action by SEC or Nasdaq

Section 3.23 Financial Statements Not Prepared In Accordance With GAAP; Liabilities

Section 3.24      Changes

Section 3.25      Existing Registration Rights

Section 3.26      Suppliers and Customers

                               PURCHASE AGREEMENT


                                     BETWEEN


                             MTM TECHNOLOGIES, INC.


                                       AND


                      PEQUOT PRIVATE EQUITY FUND III, L.P.


                                       AND


                PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.


                                       AND


                     CONSTELLATION VENTURE CAPITAL II, L.P.


                                       AND


                 CONSTELLATION VENTURE CAPITAL OFFSHORE II, L.P.


                                       AND


                         THE BSC EMPLOYEE FUND VI, L.P.


                                       AND


                              CVC II PARTNERS, LLC


                             DATED DECEMBER 7, 2004